As filed with the Securities and Exchange Commission on July 9, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-3

REGISTRATION STATEMENT

Under

The Securities Act of 1933

VIOMI TECHNOLOGY CO., LTD

(Exact name of registrant as specified in its charter)

Not Applicable

(Translation of registrant’s name into English)

Cayman Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Wansheng Square, Rm 1302 Tower C, Xingang East Road, Haizhu District

Guangzhou, Guangdong, 510220

People’s Republic of China

+86 20 8930 9496

(Address and telephone number of registrant’s principal executive offices)

Puglisi & Associates

850 Library Avenue, Suite 204

Newark, Delaware 19711

+1 302-738-6680

(Name, address, and telephone number of agent for service)

Copies to:

Haiping Li, Esq.

Skadden, Arps, Slate, Meagher & Flom LLP

c/o 42/F, Edinburgh Tower

The Landmark 15 Queen’s Road Central

Hong Kong

+852 3740-4700

Approximate date of commencement of proposed sale to the public: from time to time after the effective date of this registration statement.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards* provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the SEC, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED July 9, 2026

PRELIMINARY PROSPECTUS

VIOMI TECHNOLOGY CO., LTD

Class A Ordinary Shares

Preferred Shares

Warrants

Subscription Rights

Units

We may from time to time offer, issue and sell up to US$100 million or its equivalent in any other currency, currency units, or composite currency or currencies, of our Class A ordinary shares, par value $0.00001 per share, including in the form of American depositary shares, or ADSs, preferred shares, warrants to purchase Class A ordinary shares and preferred shares, subscription rights and a combination of such securities, separately or as units, in one or more offerings. We refer to our Class A ordinary shares, ADSs, preferred shares, warrants, subscription rights and units collectively as “securities” in this prospectus. This prospectus provides a general description of offerings of these securities that we may undertake.

We will provide specific terms of any offering in one or more supplements to this prospectus. Any prospectus supplement may also add, update, or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you purchase any of the securities offered hereby.

These securities may be offered and sold in the same offering or in separate offerings; to or through underwriters, dealers, and agents; or directly to purchasers. The names of any underwriters, dealers, or agents involved in the sale of our securities, their compensation and any options to purchase additional securities held by them will be described in the applicable prospectus supplement. For a more complete description of the plan of distribution of these securities, see the section entitled “Plan of Distribution” beginning on page 60 of this prospectus.

The ADSs are listed on the Nasdaq Global Select Market, or Nasdaq, under the ticker symbol “VIOT”. On July 7, 2026, the closing price of the ADSs on Nasdaq was US$0.81 per ADS.

Pursuant to General Instruction I.B.5. of Form F-3, in no event will we sell the securities covered hereby in a public primary offering with a value exceeding more than one-third of the aggregate market value of our ordinary shares in any 12-month period so long as the aggregate market value of our issued and outstanding ordinary shares held by non-affiliates remains below US$75,000,000. The aggregate market value of our issued and outstanding ordinary shares held by non-affiliates, or public float, as of July 7, 2026, was approximately US$22.8 million, which was calculated based on 84,611,307 Class A ordinary shares and nil Class B ordinary shares held by non-affiliates and the per ADS price of US$0.81, which was the closing price of the ADSs on July 7, 2026. During the 12 calendar months prior to and including the date of this prospectus, we have not offered or sold any securities pursuant to General Instruction I.B.5 of Form F-3.

Investing in these securities involves a high degree of risk. Furthermore, investors should be aware that there are various other risks relating to the securities, the issuer and its subsidiaries, their business and their jurisdictions of operations which investors should familiarize themselves with before making an investment in the securities. Please carefully consider the risks discussed under “Risk Factors” in this prospectus beginning on page 30, in any accompanying prospectus supplement or in our reports filed with the Securities and Exchange Commission that are incorporated by reference in this prospectus before making a decision to invest in our securities.

Viomi Technology Co., Ltd is not a Chinese operating company but rather a Cayman Islands holding company that does not conduct business directly and has no equity ownership in the VIEs. We conduct operations in China through (i) our WFOEs and (ii) the VIEs with which we have maintained contractual arrangements.

PRC laws and regulations restrict and impose conditions on foreign investment in internet and other related businesses in China. According to the Special Administrative Measures (Negative List) for Foreign Investment Access, the provision of internet information services falls within the restricted category and the equity ratio of foreign investment in the enterprises operating the business under the restricted category is subject to the cap of 50%. In addition, although the provision of e-commerce services falls within the permitted category, foreign investments in this business are still restricted by other requirements under related regulations in China. Accordingly, we operate this business in China through the VIEs, and rely on contractual arrangements among our WFOEs, the VIEs and the nominee shareholders of the VIEs to control the business operations of the VIEs. The VIEs are consolidated for accounting purposes, but are not entities in which our Cayman Islands holding company, or our investors, own equity. Revenues contributed by the VIEs accounted for 88.9%, 45.0% and 0.1% of our total revenues for the years ended December 31, 2023, 2024 and 2025, respectively. The VIEs currently include Beijing Yunmi Technology Co., Ltd., or Beijing Viomi, and Guangdong Interconnect Electric Appliances Technology Co., Ltd., or Guangdong Interconnect, and, prior to the completion of the 2024 reorganization transaction, the VIEs include Beijing Viomi and Foshan Yunmi Electric Appliances Technology Co., Ltd., or Foshan Viomi. Prior to the completion of the 2024 reorganization transaction, we operate internet information and e-commerce services business primarily through the former VIE, Foshan Viomi. In the 2024 reorganization transaction, Foshan Viomi agreed to transfer the websites, mobile apps, mini programs operated by it and all the related materials and rights (including but not limited to domain names, databases, codes, software, operational data, materials, documents, information) to Guangdong Interconnect. We have completed the transfer process with Foshan Viomi transfer in November 2025, and after the completion of the transfer, Guangdong Interconnect will replace Foshan Viomi in operating internet information and e-commerce services business. Investors in our ADSs are not purchasing equity interest in the VIEs in China but instead are purchasing equity interest in a holding company incorporated in the Cayman Islands.

A series of contractual agreements have been entered into by and among our WFOEs, the VIEs and their respective shareholders, including (i) shareholder voting proxy agreements and equity pledge agreements, which provide us with effective control over the VIEs in China, (ii) exclusive consultation and service agreements, which allow us to receive economic benefits from the VIEs in China, (iii) exclusive option agreements, which provide us with the option to purchase the equity interests in, and assets of, the VIEs, and (iv) equity pledge agreements, under which the shareholders of the VIEs have pledged 100% equity interests in the VIEs to our WFOEs to secure shareholders’ obligations under the exclusive option agreements, the shareholder voting proxy agreements and the equity pledge agreements. Terms contained in each set of contractual arrangements with the VIEs and their respective shareholders are substantially similar. After the completion of our 2024 reorganization transaction, we have terminated the contractual arrangements between Yunmi Hulian Technology (Guangdong) Co., Ltd., or the former WFOE, and Foshan Viomi, which has resulted in Foshan Viomi’s shareholder, Mr. Xiaoping Chen, fully controlling Foshan Viomi and its subsidiaries including Foshan Xiaoxian Hulian Electric Appliances Technology Co., Ltd., Foshan Qutansuo Electric Technology Co., Ltd., Guangdong AI Touch Technology Co., Ltd., and Zhuawa Technology (Guangdong) Co., Ltd. Additionally, Zhumeng Hulian Technology (Guangdong) Co., Ltd., or WFOE II, and Guangdong Interconnect, have entered into a new set of contractual arrangements, as a result of which the Company has controlled Guangdong Interconnect and consolidated its financial results. For more details of these contractual arrangements, see “Item 4. Information on the Company—C. Organizational Structure—Contractual Arrangements with the VIEs and Their Shareholders” in our annual report on Form 20-F for the fiscal year ended December 31, 2025 (“2025 Form 20-F”).

However, the contractual arrangements may not be as effective as direct ownership in providing us with control over the VIEs and we may incur substantial costs to enforce the terms of the arrangements. All of the agreements under the contractual arrangements are governed by PRC laws and provide for the resolution of disputes through arbitration in China. Accordingly, these contracts would be interpreted in accordance with PRC laws and any disputes arising from these contracts would be resolved in accordance with PRC legal procedures. These arrangements have not been tested in arbitral tribunals or courts. Changes in the regulatory environment in China may limit our ability to enforce these contractual arrangements. Further, there are very few precedents and little formal guidance as to how contractual arrangements in the context of a VIE should be interpreted or enforced under PRC laws. There remain significant uncertainties regarding the ultimate outcome of such arbitration should legal action become necessary. See “Item 3. Key Information—D. Risk Factors—Risks Related to Our Corporate Structure—We rely on contractual arrangements with the VIEs and their respective shareholders for substantially all of our business operation, which may not be as effective as direct ownership in providing operational control” and “Item 3. Key Information—D. Risk Factors—Risks Related to Our Corporate Structure—Any failure by the VIEs or their shareholders to perform their obligations under our contractual arrangements with them would have a material and adverse effect on our business, financial condition and results of operations” in our 2025 Form 20-F.

There are also substantial uncertainties regarding the interpretation and application of current and future PRC laws, regulations and rules regarding the status of the rights of our Cayman Islands holding company with respect to its contractual arrangements with the VIEs and its nominee shareholders. It is uncertain whether any new PRC laws or regulations relating to VIE structures will be adopted or if adopted, what they would provide. If we or any of the VIEs is found to be in violation of any existing or future PRC laws or regulations, or fail to obtain or maintain any of the required permits or approvals, the applicable PRC regulatory authorities would have broad discretion to take action in dealing with such violations or failures. If the PRC government deems that our contractual arrangements with the VIEs do not comply with PRC regulatory restrictions on foreign investment in relevant industries, or if these regulations or the interpretation of existing regulations change or are interpreted differently in the future, we and the VIEs could be subject to severe penalties or be forced to relinquish our and the VIEs’ interests in those operations. Our holding company, our WFOEs, the VIEs, and investors of our company face uncertainty about potential future actions by the PRC government that could affect the enforceability of the contractual arrangements with the VIEs and, consequently, significantly affect the financial performance of the VIEs and their subsidiaries and our company as a whole. See “Item 3. Key Information—D. Risk Factors—Risks Related to Our Corporate Structure” and “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China—Failure to respond to changes in the regulatory environment in China could adversely affect us” in our 2025 Form 20-F.

We and the VIEs face various risks and uncertainties related to doing business in China. Our and the VIEs’ business operations are primarily conducted in China, and we and the VIEs are subject to complex and evolving PRC laws and regulations. For example, we and the VIEs face risks associated with regulatory approvals on offshore offerings, anti-monopoly regulatory actions, and oversight on cybersecurity and data privacy. Additionally. the lack of inspection by the Public Company Accounting Oversight Board, or the PCAOB, on our auditors, may impact our ability to conduct certain businesses, accept foreign investments, or list on a United States or other foreign exchange. These risks could result in a material adverse change in our and the VIEs’ operations and the value of the ADSs, significantly limit or completely hinder our ability to continue to offer securities to investors, or cause the value of such securities to significantly decline or become worthless. For a detailed description of risks related to doing business in China, please refer to risks disclosed under “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China” in our 2025 Form 20-F.

Pursuant to the Holding Foreign Companies Accountable Act, which was enacted on December 18, 2020 and further amended by the Consolidated Appropriations Act, 2023 signed into law on December 29, 2022, or HFCAA, if the SEC determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspections by the PCAOB for two consecutive years, the SEC will prohibit our shares or the ADSs from being traded on a national securities exchange or in the over-the-counter trading market in the United States. On December 16, 2021, the PCAOB issued a report to notify the SEC its determinations that it is unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong, including our auditor. In May 2022, the SEC conclusively listed us as a Commission-Identified Issuer under the HFCAA following the filing of this annual report on Form 20-F for the fiscal year ended December 31, 2021. On December 15, 2022, the PCAOB issued a report that vacated its December 16, 2021 determination and removed mainland China and Hong Kong from the list of jurisdictions where it is unable to inspect or investigate completely registered public accounting firms. As of the date of this prospectus, the PCAOB has not issued any new determination regarding its ability to inspect or investigate registered public accounting firms headquartered in mainland China and Hong Kong. For this reason, we do not expect to be identified as a Commission-Identified Issuer under the HFCAA after we file this prospectus. Each year, the PCAOB will determine whether it can inspect and investigate completely audit firms in mainland China and Hong Kong, among other jurisdictions. If PCAOB determines in the future that it no longer has full access to inspect and investigate completely accounting firms in mainland China and Hong Kong and we continue to use an accounting firm headquartered in one of these jurisdictions to issue an audit report on our consolidated financial statements filed with the Securities and Exchange Commission, we would be identified as a Commission-Identified Issuer following the filing of the annual report on Form 20-F for the relevant fiscal year. There can be no assurance that we would not be identified as a Commission-Identified Issuer for any future fiscal year, and if we were so identified for two consecutive years, we would become subject to the prohibition on trading under the HFCAA. The delisting of our ADSs, or the threat of their being delisted, may materially and adversely affect the value of your investment. For more details, please refer to risks disclosed under “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China” in our 2025 Form 20-F.

PRC government’s significant authority in regulating our and the VIEs’ operations and its oversight and control over offerings conducted overseas by, and foreign investment in, China-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors. Implementation of industry-wide regulations in this nature may cause the value of such securities to significantly decline or become worthless. For more details, see “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China—The PRC government’s significant oversight and discretion over our business operation could result in a material adverse change in our operations and the value of our ADSs” in our 2025 Form 20-F.

Changes in the regulatory environment in China, including risks and challenges regarding the enforcement of laws and quickly evolving rules and regulations in China, could result in a material adverse change in our and the VIEs’ operations and the value of our ADSs. For more details, see “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China—Failure to respond to changes in the regulatory environment in China could adversely affect us” in our 2025 Form 20-F.

Neither the U.S. Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                           , 2026.

You should rely only on the information contained or incorporated by reference into this prospectus, in the applicable prospectus supplement or in any free writing prospectus filed by us with the SEC. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information contained or incorporated by reference into this prospectus and any prospectus supplement or in any free writing prospectus is accurate as of any date other than the respective dates thereof. Our business, financial condition, results of operations and prospects may have changed since those dates.

We are not making an offer to sell the securities or soliciting an offer to buy the securities in any jurisdiction where the offer or sale is not permitted.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. By using this shelf registration statement, we may, at any time and from time to time, offer and/or sell the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities offered. We may also add, update or change information contained in this prospectus by means of a prospectus supplement or by incorporating by reference information that we file or furnish to the SEC. If there is any inconsistency between the information in this prospectus and any related prospectus supplement, you should rely on the information in the applicable prospectus supplement. As allowed by the SEC rules, this prospectus and any accompanying prospectus supplement do not contain all of the information included in the registration statement. For further information, we refer you to the registration statement, including its exhibits. Statements contained in this prospectus or any prospectus supplement about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC’s rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters.

You should carefully read this document and any applicable prospectus supplement. You should also read the documents we have referred you to under “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” below for information on our company, the risks we face and our financial statements. The registration statement and exhibits can be read on the SEC’s website as described under “Where You Can Find More Information.”

In this prospectus, unless otherwise indicated or unless the context otherwise requires:

●	“2024 reorganization transaction” are to the transactions to effect the divestment of our divested IoT@Home business by terminating the contractual arrangements between Yunmi Hulian Technology (Guangdong) Co., Ltd. and Foshan Yunmi Electric Appliances Technology Co., Ltd., or Foshan Viomi, which has resulted in Foshan Viomi’s shareholder, Mr. Xiaoping Chen, fully controlling Foshan Viomi and its subsidiaries including Foshan Xiaoxian Hulian Electric Appliances Technology Co., Ltd., Foshan Qutansuo Electric Technology Co., Ltd., Guangdong AI Touch Technology Co., Ltd., and Zhuawa Technology (Guangdong) Co., Ltd. Additionally, Zhumeng Hulian Technology (Guangdong) Co., Ltd. and Guangdong Interconnect Electric Appliances Technology Co., Ltd., or Guangdong Interconnect, have entered into a new set of contractual arrangements, as a result of which the Company has controlled Guangdong Interconnect and consolidated its financial results;

●	“ADSs” are to our American depositary shares, each of which represents three Class A ordinary shares of par value US$0.00001 each;

●	“China” or the “PRC” are to the People’s Republic of China;

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●	“AI” are to artificial intelligence;

●	“Class A ordinary shares” are to our Class A ordinary shares of par value US$0.00001 per share;

●	“Class B ordinary shares” are to our Class B ordinary shares of par value US$0.00001 per share;

●	“divested IoT@Home business” are to the businesses and assets involving certain IoT@Home portfolio products (excluding range hoods, gas stoves, and water heaters) that have been divested by us in August 2024;

●	“IoT” are to the Internet of Things, an interconnected network of devices that can communicate with one another through the internet;

●	our “home water systems” are to our portfolio of smart water purification systems with intelligent interconnectivity and communication capabilities, along with water heaters, smart water kettles, and electric kettles, among others;

●	our “kitchen appliances and others” are to portfolio of range hoods, gas stoves, and other small appliances, as well as product installation services and rental services;

●	our “IoT@Home portfolio products” are to our portfolio of smart home products with intelligent interconnectivity and communication capabilities, including our smart kitchen products and other smart products;

●	“ordinary shares” are to Class A ordinary shares and Class B ordinary shares;

●	“VIEs” are to variable interest entities, and “the VIEs” are to Beijing Yunmi Technology Co., Ltd., or Beijing Viomi, and Guangdong Interconnect Electric Appliances Technology Co., Ltd., or Guangdong Interconnect, and, in the context of describing the VIEs prior to the completion of the 2024 reorganization transaction, Beijing Viomi and Foshan Yunmi Electric Appliances Technology Co., Ltd., or Foshan Viomi;

●	“Viomi,” “we,” “us,” “our company” or “our” are to Viomi Technology Co., Ltd, our Cayman Islands holding company and its subsidiaries, and, in the context of describing our operations and consolidated financial information, the VIEs and the subsidiaries of the VIEs in China;

●	“our WFOE I” are to Lequan Technology (Beijing) Co., Ltd., or Lequan Technology;

●	“our WFOE II” are to Zhumeng Hulian Technology (Guangdong) Co., Ltd., or Zhumeng Hulian;

●	“WFOEs” are to wholly foreign-owned enterprises, and “our WFOEs” are to our WFOE I and our WFOE II, and, in the context of describing our WFOEs prior to the completion of the 2024 reorganization transaction, WFOE I and Yunmi Hulian Technology (Guangdong) Co., Ltd., or the former WFOE;

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●	“RMB” or “Renminbi” are to the legal currency of China;

●	“Our platform” refers to the products and mobile apps that we provide to users and platform partners;

●	“US$” or “U.S. dollars,” are to the legal currency of the United States; and

●	“Xiaomi” are to Xiaomi Corporation, an internet company and a principal shareholder of our company as of the date of this prospectus, and/or any of its affiliates.

In August 2024, to implement our “Focus” strategy for home water solutions, we divested our businesses and assets involving certain IoT@Home portfolio products (excluding range hoods, gas stoves, and water heaters) for a total consideration of RMB65 million in cash. As a result of the completion of the 2024 reorganization transaction, from September 2024, we have ceased to consolidate the divested entities, assets and businesses as well as their corresponding financial results. The historical financial results of our divested IoT@Home business are reflected in our audited consolidated financial statements as discontinued operations. Unless otherwise stated, the financial information and non-GAAP financial measures disclosed in our 2025 Form 20-F refer to our continuing operations. Unless otherwise specifically stated, the information relating to the business operations is disclosed on a continuing operation basis, which excludes the divested IoT@Home business. As a result, our historical results prior to the completion of the 2024 reorganization transaction may not be indicative of future financial condition or results of operations.

Unless otherwise noted, all translations from Renminbi to U.S. dollars and from U.S. dollars to Renminbi in this prospectus were made at a rate of RMB6.9931 to US$1.00, the exchange rate set forth in the H.10 statistical release of the Board of Governors of the Federal Reserve System as of December 31, 2025. We make no representation that any RMB or U.S. dollar amounts could have been, or could be, converted into U.S. dollars or RMB, as the case may be, at any particular rate, or at all.

Discrepancies in any table between totals and sums of the amounts listed are due to rounding. Certain amounts and percentages have been rounded; consequently, certain figures may add up to be more or less than the total amount and certain percentages may add up to be more or less than 100% due to rounding.

References in any prospectus supplement to “the accompanying prospectus” are to this prospectus and to “the prospectus” are to this prospectus and the applicable prospectus supplement taken together.

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FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward-looking statements that reflect our current expectations and views of future events. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. You can identify these forward-looking statements by terminology such as “may,” “will,” “expect,” “anticipate,” “aim,” “intend”, “plan,” “believe,” “estimate,” “is/are likely to,” “future,” “potential,” “continue” or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements include statements relating to, among other things:

●	our and the VIEs’ operations and business prospects;

●	our and the VIEs’ future business development, financial conditions and results of operations;

●	our expectations regarding the home water solutions products market and the home appliances market in China;

●	our expectations regarding the development of our overseas business;

●	our expectations regarding the application of AI technology in home water solutions products;

●	our expectations regarding our relationships with our ecosystem partners;

●	our expectations regarding the success of our sales channel expansion and optimization;

●	competition for, among other things, capital, technology and skilled personnel;

●	our dividend policy;

●	changes to regulatory and operating conditions in the industry and geographical markets in which we operate; and

●	all other risks and uncertainties described in “Item 3. Key Information—D. Risk Factors” in our 2025 Form 20-F.

The forward-looking statements included in this prospectus, in the documents incorporated by reference herein and in any prospectus supplement are subject to risks, uncertainties and assumptions about our company. Our actual results of operations may differ materially from the forward-looking statements as a result of the risk factors disclosed in this prospectus, in the documents incorporated by reference herein or in any applicable prospectus supplement.

We would like to caution you not to place undue reliance on these forward-looking statements, and you should read these statements in conjunction with the risk factors disclosed herein, in the documents incorporated by reference herein or in any applicable prospectus supplement for a more complete discussion of the risks of an investment in our securities. We operate in a rapidly evolving environment. New risks emerge from time to time and it is impossible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ from those contained in any forward-looking statement. We do not undertake any obligation to update or revise the forward-looking statements except as required under applicable law.

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OUR COMPANY

Overview

Embracing the mission of “AI for Better water,” we strive to utilize AI technology to provide better drinking water solutions for households worldwide. By leveraging our expertise in AI technology, intelligent hardware and software development, we simplify filter replacement and enhance water quality monitoring, thereby increasing the filter replacement rate. Our continuous technological innovations extend filter lifespan and lower user costs, promoting the adoption of water purifiers and supporting a healthy lifestyle while effectively addressing the rising global demand for cleaner, fresher and healthier drinking water. We operate a world-leading “Water Purifier Gigafactory” with an integrated industrial chain that boasts optimal efficiency and facilitates continuous breakthroughs in water purification. This state-of-the-art facility enables us to achieve economies of scale and accelerate the global popularization of residential water filtration.

Our business comprises of two main parts, our Viomi business, which includes our Viomi-branded products, and Non-Viomi business, which involves our strategic partnership with Xiaomi. Sales through our own and third-party channels, which constitute the vast majority of our Viomi-branded products business, accounted for 21.1%, 17.3% and 10.4% of our net revenues in 2023, 2024 and 2025, respectively. Xiaomi is our strategic partner, shareholder and customer. Our strategic partnership with Xiaomi provides us with access to Xiaomi’s ecosystem users, sales platforms and data resources and related support. Sales to Xiaomi, predominantly comprising Xiaomi-branded products, accounted for 78.9%, 82.7% and 89.6% of our net revenues in 2023, 2024 and 2025, respectively. Our strong research and development capabilities, supply chain resources and innovative products and services are able to enrich Xiaomi’s suite of offerings, resulting in a mutually beneficial relationship between Xiaomi and us.

As an industry-leading technology company for home water solutions, Viomi has consistently driven technological breakthroughs over the past decade. These innovations include:

●	Tankless large-flux water purifier: provides fresh drinking water 24/7, with a water flux up to 2000G, expanding the usage scenario of water purification from drinking to cooking, washing vegetables, and more.

●	Advancements in ERO electrodialysis and mineralization filter technologies: Allow Viomi to offer a range of water solutions, from pure water to natural mineral water, promoting a new trend of healthy living.

●	Integrated functions: Viomi has evolved from single-function filtration to integrated functions such as instant heating, cooling, and ice-making, meeting diverse global drinking needs.

We offer a wide range of products covering various home scenarios, from kitchen to living room and whole-house, comprehensively addressing the increasing global demand for cleaner, fresher and healthier drinking water.

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In May 2025, we launched Kunlun 4 Pro Alkaline Mineral Water purifier, this next-generation water purifier harnesses AI technology to replicate the natural mineral water formation process, aiming to elevate household drinking water from the era of “pure water” to the new era of “pure mineral water,” and offering a solution for families seeking mineral-rich drinking water at home. In September 2025, we launched Master 1 mineral water purifier on Amazon. This product is equipped with 9-stage precision filtration and an AI-powered interactive faucet, further enriching our product portfolio. In October 2025, we launched the Inno mineral water dispenser in Malaysia, tailored for the local market and featuring both mineralization and cooling functions. In December 2025, we unveiled “Leader” whole-house series for domestic offline channels.

Our platform

Our unique platform consists of innovative home water systems, consumables, and kitchen appliances and others.

Prior to our 2024 reorganization transaction, we grouped our products into four business lines, including IoT@Home portfolio products, home water solutions, consumables and small appliances and others. After the divestment of our “divested IoT@Home business in 2024, we re-grouped our products to better reflect our “Focus” strategy for home water solutions.

Currently, our products are grouped under the following three business lines: “home water systems,” which mainly are composed of our smart water purification products, water heaters, smart water kettles, and electric kettles, among others “consumables,” which consist of our consumable products that mainly include a range of water filters for our smart water purifiers, and “kitchen appliances and others,” which refer to range hoods, gas stoves, and other small appliances, as well as product installation services and rental services.

Specifically, water heaters, smart water kettles which were previously grouped under IoT@Home portfolio products, have been re-grouped to home water systems. Electric kettles, which were previously grouped under small appliances and others, have been also re-grouped to home water systems. Range hoods, gas stoves, and other small appliances, which were previously grouped under IoT@Home portfolio products, have been re-grouped to kitchen appliances and others.

Home water systems

The core of our home water system products are our Viomi-branded and Xiaomi-branded smart water purifiers, which are complemented by our easy-to-install replaceable water filter consumable products. In general, our smart water purifiers feature precision sensors that enable real-time monitoring of the water purification process, facilitating data analysis and automatic adjustments with AI technology, innovative water purification technologies such as high-flow reverse osmosis membrane, and mobile application connectivity that allows users to monitor the status of the water purifier and receive reminders to replace filters. We continuously innovate and have introduced a series of new products. In the domestic market, we launched the Kunlun Mineral Series under-sink water purifier, which adopts a “purification-first, mineralization-second” approach, and advocates a healthy drinking water lifestyle. In May 2025, we launched the Kunlun 4 Pro Alkaline Mineral Water purifier. This next-generation water purifier harnesses AI technology to replicate the natural mineral water formation process, aiming to elevate household drinking water from the era of “pure water” to the new era of “pure mineral water,” and offering a solution for families seeking mineral-rich drinking water at home. In overseas markets, we are rolling out a more diverse range of products, taking into account the drinking water habits of different countries as well as channel-specific attributes. In September 2025, we launched the Master 1 mineral water purifier on Amazon. This product is equipped with a nine-stage precision filtration and an AI-powered interactive faucet, further enriching our product portfolio. In October 2025, we launched the Inno mineral water dispenser in Malaysia, tailored for the local market and featuring both mineralization and cooling functions.

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Our home water system products also include water heaters, smart water kettles, and electric kettles, among others.

Consumables

The consumables mainly include water filters for our smart water purifiers. We offer water filters that are complementary, and often essential, to our home water systems. These products generate additional, recurring revenue streams throughout the life cycle of our home water systems. Consumers can purchase these products through our sales channels or the e-commerce platforms integrated to our home water systems.

Kitchen appliances and others

Another component of our platform is our kitchen appliances and others.

We offer a variety of other kitchen appliances to supplement our home water systems. These kitchen appliances include range hoods, gas stoves, and other small appliances.

We provide product installation services to end-customers and lease properties to related parties.

Our Corporate Structure

Viomi Technology Co., Ltd is not a Chinese operating company but rather a Cayman Islands holding company that does not conduct business directly and has no equity ownership in the VIEs. We conduct operations in China through (i) our WFOEs and (ii) the VIEs with which we have maintained contractual arrangements. The following diagram illustrates our corporate structure, including our significant subsidiaries and the VIEs as of the date of this prospectus:

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Viomi Technology Co., Ltd.
(Cayman Island)
Codream Ltd.
(Cayman Island)
Codream Co., Ltd.
(British virgin Island)
Viomi HK Technology Co., Limited
(Hong Kong)
Codream HK Co., Limited
(Hong Kong)
Outside PRC
Inside PRC
Yunmi Hulian Technology (Guangdong) Co., Ltd.
Zhumeng Hulian Technology (Guangdong) Co., Ltd.
Contractual Control
Lequan Technology (Beijing) Co., Ltd.
Guangdong Interconnect Electric Appliances Technology Co., Ltd.(2)
Guangdong Lizi Technology Co., Ltd.
Contractual Control
Beijing Yunmi Technology Co., Ltd.(1)

Notes:

(1)	Mr. Chen holds 99% of the equity interests in Beijing Viomi, and Zhuhai Yungui Enterprise Management Consulting Partnership (Limited Partnership), a limited partnership controlled and managed by Mr. Chen, holds the remaining 1%.

(2)	Foshan Viomi holds 100% of equity interests in Guangdong Interconnect Electric Appliances Technology Co., Ltd.

PRC laws and regulations restrict and impose conditions on foreign investment in internet and other related businesses in China. According to the Special Administrative Measures (Negative List) for Foreign Investment Access, our provision of internet information services falls within the restricted category and the equity ratio of foreign investment in the enterprises operating the business under the restricted category is subject to the cap of 50%. In addition, although our provision of e-commerce services falls within the permitted category, foreign investments in this business are still restricted by other requirements under related regulations in China. Accordingly, we operate this business in China through the VIEs, and rely on contractual arrangements among our WFOEs, the VIEs and the nominee shareholders of the VIEs to control the business operations of the VIEs. The VIEs are consolidated for accounting purposes, but are not entities in which our Cayman Islands holding company, or our investors, own equity. Revenues contributed by the VIEs accounted for 88.9%, 45.0% and 0.1% of our total revenues for the years ended December 31, 2023, 2024 and 2025, respectively. The VIEs currently include Beijing Yunmi Technology Co., Ltd., or Beijing Viomi, and Guangdong Interconnect Electric Appliances Technology Co., Ltd., or Guangdong Interconnect, and, prior to the completion of the 2024 reorganization transaction, the VIEs include Beijing Viomi and Foshan Yunmi Electric Appliances Technology Co., Ltd., or Foshan Viomi. Prior to the completion of the 2024 reorganization transaction, we operate our internet information and e-commerce services business primarily through the former VIE, Foshan Viomi. In the 2024 reorganization transaction, Foshan Viomi agreed to transfer the websites, mobile apps, mini programs operated by it and all the related materials and rights (including but not limited to domain names, databases, codes, software, operational data, materials, documents, information) to Guangdong Interconnect. We have completed the transfer process with Foshan Viomi transfer in November 2025, and after the completion of the transfer, Guangdong Interconnect will replace Foshan Viomi in operating internet information and e-commerce services business. Investors in our ADSs are not purchasing equity interest in the VIEs in China but instead are purchasing equity interest in a holding company incorporated in the Cayman Islands.

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A series of contractual agreements have been entered into by and among our WFOEs, the VIEs and their respective shareholders, including (i) shareholder voting proxy agreements and equity pledge agreements, which provide us with effective control over the VIEs in China, (ii) exclusive consultation and service agreements, which allow us to receive economic benefits from the VIEs in China, (iii) exclusive option agreements, which provide us with the option to purchase the equity interests in, and assets of, the VIEs, and (iv) equity pledge agreements, under which the shareholders of the VIEs have pledged 100% equity interests in the VIEs to our WFOEs to secure shareholders’ obligations under the exclusive option agreements, the shareholder voting proxy agreements and the equity pledge agreements. Terms contained in each set of contractual arrangements with the VIEs and their respective shareholders are substantially similar. After the completion of our 2024 reorganization transaction, we have terminated the contractual arrangements between Yunmi Hulian Technology (Guangdong) Co., Ltd., or the former WFOE, and Foshan Viomi, which has resulted in Foshan Viomi’s shareholder, Mr. Xiaoping Chen, fully controlling Foshan Viomi and its subsidiaries including Foshan Xiaoxian Hulian Electric Appliances Technology Co., Ltd., Foshan Qutansuo Electric Technology Co., Ltd., Guangdong AI Touch Technology Co., Ltd., and Zhuawa Technology (Guangdong) Co., Ltd. Additionally, Zhumeng Hulian Technology (Guangdong) Co., Ltd., or WFOE II, and Guangdong Interconnect, have entered into a new set of contractual arrangements, as a result of which the Company has controlled Guangdong Interconnect and consolidated its financial results. For more details of these contractual arrangements, see “Item 4. Information on the Company—C. Organizational Structure—Contractual Arrangements with The VIEs and Their Shareholders” in our 2025 Form 20-F.

However, the contractual arrangements may not be as effective as direct ownership in providing us with control over the VIEs and we may incur substantial costs to enforce the terms of the arrangements. All of the agreements under the contractual arrangements are governed by PRC laws and provide for the resolution of disputes through arbitration in China. Accordingly, these contracts would be interpreted in accordance with PRC laws and any disputes arising from these contracts would be resolved in accordance with PRC legal procedures. These arrangements have not been tested in arbitral tribunals or courts. Changes in the regulatory environment in China may limit our ability to enforce these contractual arrangements. Further, there are very few precedents and little formal guidance as to how contractual arrangements in the context of a VIE should be interpreted or enforced under PRC laws. There remain significant uncertainties regarding the ultimate outcome of such arbitration should legal action become necessary. See “Item 3. Key Information—D. Risk Factors—Risks Related to Our Corporate Structure—We rely on contractual arrangements with the VIEs and their respective shareholders for substantially all of our business operation, which may not be as effective as direct ownership in providing operational control” and “Item 3. Key Information—D. Risk Factors—Risks Related to Our Corporate Structure—Any failure by the VIEs or their shareholders to perform their obligations under our contractual arrangements with them would have a material and adverse effect on our business, financial condition and results of operations” in our 2025 Form 20-F.

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There are also substantial uncertainties regarding the interpretation and application of current and future PRC laws, regulations and rules regarding the status of the rights of our Cayman Islands holding company with respect to its contractual arrangements with the VIEs and its nominee shareholders. It is uncertain whether any new PRC laws or regulations relating to VIE structures will be adopted or if adopted, what they would provide. If we or any of the VIEs is found to be in violation of any existing or future PRC laws or regulations, or fail to obtain or maintain any of the required permits or approvals, the applicable PRC regulatory authorities would have broad discretion to take action in dealing with such violations or failures. If the PRC government deems that our contractual arrangements with the VIEs do not comply with PRC regulatory restrictions on foreign investment in relevant industries, or if these regulations or the interpretation of existing regulations change or are interpreted differently in the future, we and the VIEs could be subject to severe penalties or be forced to relinquish our and the VIEs’ interests in those operations. Our holding company, our WFOEs, the VIEs, and investors of our company face uncertainty about potential future actions by the PRC government that could affect the enforceability of the contractual arrangements with the VIEs and, consequently, significantly affect the financial performance of the VIEs and their subsidiaries and our company as a whole. See “Item 3. Key Information—D. Risk Factors—Risks Related to Our Corporate Structure” and “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China—Failure to respond to changes in the regulatory environment in China could adversely affect us” in our 2025 Form 20-F.

We and the VIEs face various risks and uncertainties related to doing business in China. Our and the VIEs’ business operations are primarily conducted in China, and we and the VIEs are subject to complex and evolving PRC laws and regulations. For example, we and the VIEs face risks associated with regulatory approvals on offshore offerings, anti-monopoly regulatory actions, and oversight on cybersecurity and data privacy. Additionally, the lack of inspection by the Public Company Accounting Oversight Board, or the PCAOB, on our auditors, may impact our ability to conduct certain businesses, accept foreign investments, or list on a United States or other foreign exchange. Pursuant to the Holding Foreign Companies Accountable Act, which was enacted on December 18, 2020 and further amended by the Consolidated Appropriations Act, 2023 signed into law on December 29, 2022, or HFCAA, if the SEC determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspections by the PCAOB for two consecutive years, the SEC will prohibit our shares or the ADSs from being traded on a national securities exchange or in the over-the-counter trading market in the United States. On December 16, 2021, the PCAOB issued a report to notify the SEC its determinations that it is unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong, including our auditor. In May 2022, the SEC conclusively listed us as a Commission-Identified Issuer under the HFCAA following the filing of this annual report on Form 20-F for the fiscal year ended December 31, 2021. On December 15, 2022, the PCAOB issued a report that vacated its December 16, 2021 determination and removed mainland China and Hong Kong from the list of jurisdictions where it is unable to inspect or investigate completely registered public accounting firms. As of the date of this prospectus, the PCAOB has not issued any new determination regarding its ability to inspect or investigate registered public accounting firms headquartered in mainland China and Hong Kong. For this reason, we do not expect to be identified as a Commission-Identified Issuer under the HFCAA after we file this prospectus. Each year, the PCAOB will determine whether it can inspect and investigate completely audit firms in mainland China and Hong Kong, among other jurisdictions. If PCAOB determines in the future that it no longer has full access to inspect and investigate completely accounting firms in mainland China and Hong Kong and we continue to use an accounting firm headquartered in one of these jurisdictions to issue an audit report on our consolidated financial statements filed with the Securities and Exchange Commission, we would be identified as a Commission-Identified Issuer following the filing of the annual report on Form 20-F for the relevant fiscal year. There can be no assurance that we would not be identified as a Commission-Identified Issuer for any future fiscal year, and if we were so identified for two consecutive years, we would become subject to the prohibition on trading under the HFCAA. The delisting of our ADSs, or the threat of their being delisted, may materially and adversely affect the value of your investment. These risks could result in a material adverse change in our and the VIEs’ operations and the value of our ADSs, significantly limit or completely hinder our ability to continue to offer securities to investors, or cause the value of such securities to significantly decline or become worthless. For a detailed description of risks related to doing business in China, please refer to risks disclosed under “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China” in our 2025 Form 20-F.

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PRC government’s significant authority in regulating our and the VIEs’ operations and its oversight and control over offerings conducted overseas by, and foreign investment in, China-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors. Implementation of industry-wide regulations in this nature may cause the value of such securities to significantly decline or become worthless. For more details, see “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China—The PRC government’s significant oversight and discretion over our business operation could result in a material adverse change in our operations and the value of our ADSs” in our 2025 Form 20-F.

Changes in the regulatory environment in China, including risks and challenges regarding the enforcement of laws and quickly evolving rules and regulations in China, could result in a material adverse change in our and the VIEs’ operations and the value of our ADSs. For more details, see “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China—Failure to respond to changes in the regulatory environment in China could adversely affect us” in our 2025 Form 20-F.

Cash Transfers and Dividend Distribution

Viomi Technology Co., Ltd is a holding company with no operations of its own. We conduct operations in China primarily through our subsidiaries and the VIEs in China. As a result, although other means are available for us to obtain financing at the holding company level, Viomi Technology Co., Ltd.’s ability to pay dividends to the shareholders and to service any debt it may incur may depend upon dividends paid by our PRC subsidiaries and the VIEs, and license and service fees paid by the VIEs.

If any of our subsidiaries or the VIEs incurs debt on its own behalf in the future, the instruments governing such debt may restrict its ability to pay dividends to Viomi Technology Co., Ltd. In addition, our PRC subsidiaries and the VIEs are permitted to pay dividends to Viomi Technology Co., Ltd only out of their accumulated profits, if any, as determined in accordance with PRC accounting standards and regulations. Further, our PRC subsidiaries and the VIEs and their subsidiaries are required to make appropriations to certain statutory reserve funds or may make appropriations to certain discretionary funds, which are not distributable as cash dividends except in the event of a solvent liquidation of the companies. Such restrictions and limitations imposed by the PRC government may also apply to cash transfers in and out of Hong Kong or our subsidiaries incorporated in Hong Kong. For more details, see “Item 5. Operating and Financial Review and Prospects—B. Liquidity and Capital Resources—Holding Company Structure” in our 2025 Form 20-F. For risks relating to the fund flows of our operations in China, see “Item 3. Key Information—Risk Factors—Risks Related to Our Corporate Structure—We may rely on dividends paid by our PRC subsidiaries to fund any cash and financing requirements we may have. Any limitation on the ability of our PRC subsidiaries to pay dividends to us could have a material adverse effect on our ability to conduct our business and to pay dividends to holders of the ADSs and our ordinary shares” in our 2025 Form 20-F.

Under PRC laws and regulations, our PRC subsidiaries and the VIEs are subject to certain restrictions with respect to paying dividends or otherwise transferring any of their net assets to us. Remittance of dividends by our PRC subsidiaries out of mainland China is also subject to examination by the banks designated by the State Administration of Foreign Exchange and declaration and payment of withholding tax. The amounts restricted include the paid-up capital and the statutory reserve funds of our PRC subsidiaries and the net assets of the consolidated VIEs in which we have no legal ownership. Our PRC subsidiaries, the VIEs and their subsidiaries generate their revenue primarily in Renminbi, which is not freely convertible into other currencies. As a result, any restriction on currency exchange may limit the ability of our PRC subsidiaries to pay dividends to us. In addition, under the Enterprise Income Tax Law of the PRC and its implementation rules, undistributed profits earned by foreign-invested enterprises prior to January 1, 2008 are exempted from any withholding tax, while profits of a foreign-invested enterprise generated in or after 2008 that are distributed to its immediate holding company outside mainland China are subject to withholding tax at a rate of 10%, unless the foreign holding company’s jurisdiction of incorporation has a tax treaty with China that provides for a reduced rate of withholding tax. For example, a holding company in Hong Kong, subject to approval of the PRC local tax authority, will be eligible to a 5% withholding tax rate under the Arrangement Between the PRC and the Hong Kong Special Administrative Region on the Avoidance of Double Taxation and Prevention of Fiscal Evasion with Respect to Taxes on Income and Capital if such holding company is considered to be a non-PRC resident enterprise and holds at least 25% of the equity interests in the PRC foreign-invested enterprise distributing the dividends. However, if the Hong Kong holding company is not considered to be the beneficial owner of such dividends under applicable PRC tax regulations, such dividend will remain subject to withholding tax at a rate of 10%. See also “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China—Governmental control of currency conversion may limit our ability to utilize our cash balance effectively and affect the value of your investment,” and “Item 5. Operating And Financial Review And Prospects—B. Liquidity and Capital Resources—Holding Company Structure” in our 2025 Form 20-F.

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Under PRC laws, Viomi Technology Co., Ltd and its offshore subsidiaries may provide funding to our PRC subsidiaries only through capital contributions or loans, and to the VIEs only through loans, subject to satisfaction of applicable government registration and approval requirements. For the years ended December 31, 2023, 2024 and 2025, Viomi Technology Co., Ltd did not extend any loans to the VIEs.

The VIEs may transfer cash to our relevant WFOEs by paying service fees according to the exclusive consultation and service agreements. The VIEs agree in the respective exclusive consultation and service agreements to pay our WFOEs an annual service fee at an amount that is equal to 100% of their respective annual net income or the amount which is adjusted in accordance with our relevant WFOE’s sole discretion for the relevant year as well as the mutually agreed amount for certain other technical services, both of which should be paid within three months after the end of the relevant calendar year. Our WFOEs have the exclusive ownership of all the intellectual property rights created as a result of the performance of the exclusive consultation and service agreement, to the extent permitted by applicable PRC laws. In 2023, 2024 and 2025, our WFOEs did not collect service fees from the VIEs in China under the exclusive consultation and service agreements.

For asset/cash flows other than the cash flows discussed above transferred through our organization in the years ended December 31, 2023, 2024 and 2025, please refer to “Item 3. Key Information—A. Selected Financial Data—Selected Financial Information Related to the VIEs—Selected Condensed Consolidated Cash Flow Data” in our 2025 Form 20-F.

For the years ended December 31, 2023 and 2024, no dividends or distributions were made to U.S. investors. On July 14, 2025, the board of directors of Viomi Technology Co., Ltd declared a special dividend of US$0.0293 per ordinary share, or US$0.0880 per ADS, to the holders of ordinary shares and holders of ADSs of record as of the close of business on July 31, 2025. On March 25, 2026, the board of directors of Viomi Technology Co., Ltd declared another special dividend of US$0.022 per ordinary share, or US$0.066 per ADS, to the holders of ordinary shares and holders of ADSs of record as of the close of business on April 6, 2026.

For the years ended December 31, 2023, 2024 and 2025, no dividend or distribution was made to Viomi Technology Co., Ltd or its offshore subsidiaries by our PRC subsidiaries. Accordingly, no withholding tax was recorded in the corresponding period. See “Item 8. Financial Information—A. Consolidated Statements and Other Financial Information—Dividend Policy” in our 2025 Form 20-F. For PRC and United States federal income tax considerations of an investment in our ADSs, see “Item 10. Additional Information—E. Taxation” in our 2025 Form 20-F.

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For purposes of illustration, the following discussion reflects the hypothetical taxes that might be required to be paid within mainland China, assuming that: (i) we have taxable earnings, and (ii) we determine to pay a dividend in the future:

Taxation Scenario(1)
(Statutory Tax and Standard Rates)
Hypothetical pre-tax earnings(2)	100%
Tax on earnings at statutory rate of 25%(3)	(25)%
Net earnings available for distribution	75%
Withholding tax at standard rate of 10%(4)	(7.5)%
Net distribution to Parent/Shareholders	67.5%

Notes:

(1)	For purposes of this example, the tax calculation has been simplified. The hypothetical book pre-tax earnings amount, not considering timing differences, is assumed to equal taxable income in China.
(2)	Under the terms of the contractual arrangements between our PRC subsidiaries, the VIEs and shareholders of the VIEs, our PRC subsidiaries may charge the VIEs for services provided. These fees shall be recognized as expenses of the VIEs, with a corresponding amount as service income by our PRC subsidiaries and eliminate in consolidation. For income tax purposes, our PRC subsidiaries and the VIEs file income tax returns on a separate company basis. The fees paid are recognized as a tax deduction by the VIEs and as income by our PRC subsidiaries and are tax neutral.
(3)	Certain of our subsidiaries and the VIEs qualifies for a 15% preferential income tax rate in China. However, such rate is subject to qualification, is temporary in nature, and may not be available in a future period when distributions are paid. For purposes of this hypothetical example, the table above reflects a maximum tax scenario under which the full statutory rate would be effective.
(4)	The Enterprise Income Tax Law of the PRC imposes a withholding income tax of 10% on dividends distributed by a foreign invested enterprise to its immediate holding company outside of mainland China. A lower withholding income tax rate of 5% is applied if the FIE’s immediate holding company is registered in Hong Kong or other jurisdictions that have a tax treaty arrangement with mainland China, subject to a qualification review at the time of the distribution. For purposes of this hypothetical example, the table above assumes a maximum tax scenario under which the full withholding tax would be applied.

The table above has been prepared under the assumption that all profits of the VIEs will be distributed as fees to our PRC subsidiaries under tax neutral contractual arrangements. If, in the future, the accumulated earnings of the VIEs exceed the fees paid to our PRC subsidiaries (or if the current and contemplated fee structure between the intercompany entities is determined to be non-substantive and disallowed by Chinese tax authorities), the VIEs could, as a matter of last resort, make a non-deductible transfer to our PRC subsidiaries for the amounts of the stranded cash in the VIEs. This would result in such transfer being non-deductible expenses for the VIEs but still taxable income for the PRC subsidiaries. Such a transfer and the related tax burdens would reduce our after-tax income to approximately 50.6% of the pre-tax income. Our management believes that there is only a remote possibility that this scenario would happen.

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The Holding Foreign Companies Accountable Act

Pursuant to the Holding Foreign Companies Accountable Act, which was enacted on December 18, 2020 and further amended by the Consolidated Appropriations Act, 2023 signed into law on December 29, 2022, or HFCAA, if the SEC determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspections by the PCAOB for two consecutive years, the SEC will prohibit our shares or the ADSs from being traded on a national securities exchange or in the over-the-counter trading market in the United States. On December 16, 2021, the PCAOB issued a report to notify the SEC its determinations that it is unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong, including our auditor. In May 2022, the SEC conclusively listed us as a Commission-Identified Issuer under the HFCAA following the filing of this annual report on Form 20-F for the fiscal year ended December 31, 2021. On December 15, 2022, the PCAOB issued a report that vacated its December 16, 2021 determination and removed mainland China and Hong Kong from the list of jurisdictions where it is unable to inspect or investigate completely registered public accounting firms. As of the date of this prospectus, the PCAOB has not issued any new determination regarding its ability to inspect or investigate registered public accounting firms headquartered in mainland China and Hong Kong. For this reason, we do not expect to be identified as a Commission-Identified Issuer under the HFCAA after we file this prospectus. Each year, the PCAOB will determine whether it can inspect and investigate completely audit firms in mainland China and Hong Kong, among other jurisdictions. If PCAOB determines in the future that it no longer has full access to inspect and investigate completely accounting firms in mainland China and Hong Kong and we continue to use an accounting firm headquartered in one of these jurisdictions to issue an audit report on our consolidated financial statements filed with the Securities and Exchange Commission, we would be identified as a Commission-Identified Issuer following the filing of the annual report on Form 20-F for the relevant fiscal year. There can be no assurance that we would not be identified as a Commission-Identified Issuer for any future fiscal year, and if we were so identified for two consecutive years, we would become subject to the prohibition on trading under the HFCAA. The delisting of our ADSs, or the threat of their being delisted, may materially and adversely affect the value of your investment. These risks could result in a material adverse change in our and the VIEs’ operations and the value of our ADSs, significantly limit or completely hinder our ability to continue to offer securities to investors, or cause the value of such securities to significantly decline or become worthless. For a detailed description of risks related to doing business in China, please refer to risks disclosed under “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China” in our 2025 Form 20-F.

Permission Required from the PRC Authorities for Our and the VIEs’ Operations

We conduct business primarily through our subsidiaries and the VIEs and their subsidiaries in China. Our and the VIEs’ operations in China are governed by PRC laws and regulations. To comply with these laws and regulations, prior to the completion of 2024 reorganization transaction, our PRC subsidiaries and the VIEs and their subsidiaries have obtained the requisite licenses and permits from the PRC government authorities that are material for the business operations of our holding company, our PRC subsidiaries and the VIEs in China, including, among others, the business licenses, the hygiene permits for products related to hygiene and safety of potable water, the compulsory product certification and the operating permit for e-commerce services and internet information services. After the completion of the 2024 reorganization transaction, Guangdong Interconnect has obtained the operating permit for e-commerce services and the operating permit for internet information services. According to relevant PRC laws and regulations, we are required to renew these permits and certificates and continue to apply for permits and certificates for our new products. We cannot predict whether or for how long we will be able to obtain such permit and certificates. Given the uncertainties of interpretation and implementation of laws and regulations and the enforcement practice by government authorities, we and the VIEs may be required to obtain additional licenses, permits, filings or approvals for the functions and services of our platform in the future. For more detailed information, see “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China—We may be adversely affected by the complexity, uncertainties and changes in PRC regulation of internet-related businesses and companies, and any lack of requisite approvals, licenses or permits applicable to our business may have a material adverse effect on our business and results of operations” in our 2025 Form 20-F.

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Furthermore, we and the VIEs may be required to obtain permissions from or complete filings with the China Securities Regulatory Commission, or the CSRC, and may be required to go through cybersecurity review by the Cyberspace Administration of China, or the CAC, in case of any future issuance of securities to foreign investors. According to the Trial Measures for Overseas Listing, subsequent securities offerings of an issuer in the same overseas market where it has previously offered and listed securities shall be filed with the CSRC within three business days after the offering is completed. Any failure to obtain or delay in obtaining such approval or completing such procedures would subject us to sanctions by the CSRC, CAC or other PRC regulatory authorities. These regulatory authorities may impose fines and penalties on our and the VIEs’ operations in China, limit our ability to pay dividends outside of China, limit our operating privileges in China, delay or restrict the repatriation of the proceeds from our offshore offerings into China or take other actions that could materially and adversely affect our and the VIEs’ business, financial condition, results of operations, and prospects, as well as the trading price of our ADSs. See “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China—The PRC government’s significant oversight and discretion over our business operation could result in a material adverse change in our operations and the value of our ADSs,” and “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China—The approval of and filing with the CSRC or other PRC government authorities may be required if we were to conduct offshore offerings in the future, and, if required, we cannot predict whether or for how long we will be able to obtain such approval or complete such filing” in our 2025 Form 20-F.

Financial Information Related to the Consolidated Variable Interest Entities

Set forth below are the condensed consolidated schedule showing the financial position as of December 31, 2023, 2024 and 2025, and results of operations and cash flows for the years ended December 31, 2023, 2024 and 2025 for (i) Viomi Technology Co., Ltd, or the Company; (ii) our equity subsidiaries and primary beneficiaries of VIEs (our WFOEs) and their subsidiaries; (iii) the VIEs and their subsidiaries; (iv) eliminating adjustments; and (v) consolidated totals.

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On July 19, 2024, in furtherance of its “Focus” strategy for the Home water solution businesses, the Group entered into definitive agreements with Mr. Chen and an entity under his control to divest its businesses and assets related to certain Internet-of-things-enabled (“IoT-enabled”) smart home portfolio products (the “Disposal”). The transfer of the IoT@Home portfolio products (excluding range hoods, gas stoves, and water heaters) to Mr. Chen was accomplished through the termination of the existing VIE contractual arrangements between Yunmi Hulian Technology (Guangdong) Co., Ltd. (“Yunmi Hulian”) and Foshan Yunmi Electric Appliances Technology Co., Ltd. (“Foshan Viomi”) at closing. This termination resulted in Mr. Chen, the shareholder of Foshan Viomi, obtaining full control over Foshan Viomi and its subsidiaries. As part of a pre-closing reorganization, Zhumeng Hulian Technology (Guangdong) Co., Ltd. (“Zhumeng Hulian”) and Guangdong Interconnect Electric Appliances Technology Co., Ltd. (“Guangdong Interconnect”) entered into a new set of VIE contractual arrangements. Consequently, Zhumeng Hulian is regarded as the primary beneficiary of Guangdong Interconnect and the Group consolidates its operational results, assets, and liabilities into the Group’s consolidated financial statements. The transaction was completed on August 31, 2024.

Prior to the Disposal, Yunmi Hulian and its subsidiaries were classified as “Primary Beneficiaries of VIEs and their Subsidiaries”, while Zhumeng Hulian and its subsidiaries were classified as “Equity Subsidiaries”. Following the completion of the Disposal on August 31, 2024, Yunmi Hulian and its subsidiaries were reclassified as “Equity Subsidiaries”, and Zhumeng Hulian were reclassified as “Primary Beneficiaries of VIEs and their Subsidiaries”. To enhance the comparability of the selected condensed consolidated financial data before and after the Disposal, we combined the condensed consolidated financial data of both “Equity Subsidiaries” and “Primary Beneficiaries of VIEs and their Subsidiaries” as of December 31, 2024 and 2025, and for the years ended December 31, 2023, 2024 and 2025.

Selected Condensed Consolidated Statements of Operations Data

	For the Year Ended December 31, 2025
	The Company	Equity Subsidiaries and Primary Beneficiaries of VIEs and their Subsidiaries	VIEs and their Subsidiaries	Eliminations	Consolidated
	(RMB in thousands)
Inter-company revenues(1)	-	11	1,528	(1,539)	-
Related-party and third-party revenues	-	2,428,056	170	-	2,428,226
Total revenues	-	2,428,067	1,698	(1,539)	2,428,226
Cost of revenues	-	(1,811,321)	(1,905)	-	(1,813,226)
Research and development expenses	-	(166,500)	(136)	1,043	(165,593)
Selling and marketing expenses	-	(278,179)	2	496	(277,681)
General and administrative expenses	(4,582)	(81,554)	13	-	(86,123)
Total operating expenses	(4,582)	(526,233)	(121)	1,539	(529,397)
Other income	(310)	43,347	(86)	-	42,951
Equity in (loss)/gain of subsidiaries/VIEs(2)	127,470	(411)	-	(127,059)	-
Income/(Loss) from operations	122,578	133,449	(414)	(127,059)	128,554
Interest income and investment income-net(3)	19,066	7,464	3	-	26,533
Other non-operating income (loss)	-	(500)	-	-	(500)
Income(Loss) before income tax expenses	141,644	140,413	(411)	(127,059)	154,587
Income tax credits	-	(12,658)	-	-	(12,658)
Net income/(loss)	141,644	127,755	(411)	(127,059)	141,929
Less: Net loss attributable to the non-controlling interest shareholders	-	285	-	-	285
Net income/(loss) from attributable to the Company	141,644	127,470	(411)	(127,059)	141,644

17

	For the Year Ended December 31, 2024
	The Company	Equity Subsidiaries and Primary Beneficiaries of VIEs and their Subsidiaries	VIEs and their Subsidiaries	Eliminations	Consolidated
	(RMB in thousands)
Inter-company revenues(1)	—	532,323	49,679	(582,002)	—
Related-party and third-party revenues	—	1,215,580	903,402	—	2,118,982
Total revenues	—	1,747,903	953,081	(582,002)	2,118,982
Cost of revenues	—	(1,434,056)	(845,527)	709,307	(1,570,276)
Research and development expenses	—	(99,470)	(44,692)	1,278	(142,884)
Selling and marketing expenses	—	(155,674)	(77,433)	21,934	(211,173)
General and administrative expenses	(5,768)	(56,513)	(11,807)	3,281	(70,807)
Total operating expenses	(5,768)	(311,657)	(133,932)	26,493	(424,864)
Other income	—	21,609	10,883	—	32,492
Equity in gain of subsidiaries/VIEs(2)(4)	78,525	81,687	—	(160,212)	—
Income/(Loss) from operations	72,757	105,486	(15,495)	(6,414)	156,334
Interest (expenses)/income and investment income-net(3)	(7,932)	(20,471)	23,667	10,000	5,264
Income before income tax expenses	64,825	85,015	8,172	3,586	161,598
Income tax credits	—	(16,901)	(12)	—	(16,913)
Net income/(loss) from continuing operations	64,825	68,114	8,160	3,586	144,685
Less: Net loss from continuing operations attributable to the non-controlling interest shareholders	—	343	(22)	—	321
Net income from continuing operations attributable to the Company	64,825	67,771	8,182	3,586	144,364
Net loss from discontinued operations attributable to the Company(4)	(1,411)	9,330	(79,539)	(9,330)	(80,950)
Net income/(loss) from attributable to the Company	63,414	77,101	(71,357)	(5,744)	63,414

18

	For the Year Ended December 31, 2023
	The Company	Equity Subsidiaries and Primary Beneficiaries of VIEs and their Subsidiaries	VIEs and their Subsidiaries	Eliminations	Consolidated
	(RMB in thousands)
Inter-company revenues(1)	—	789,785	23,344	(813,129)	—
Related-party and third-party revenues	—	205,664	1,433,072	—	1,638,736
Total revenues	—	995,449	1,456,416	(813,129)	1,638,736
Cost of revenues	—	(785,736)	(1,140,254)	809,270	(1,116,720)
Research and development expenses	—	(59,858)	(89,021)	—	(148,879)
Selling and marketing expenses(1)	—	(111,961)	(182,496)	79,847	(214,610)
General and administrative expenses(1)	(5,072)	(20,628)	(33,746)	2,100	(57,346)
Total operating expenses	(5,072)	(192,447)	(305,263)	81,947	(420,835)
Other income	—	7,370	1,517	—	8,887
Equity in loss of subsidiaries/VIEs(2)	(74,290)	(178,945)	—	253,235	—
Income/(Loss) from operations	(79,362)	(154,309)	12,416	331,323	110,068
Interest (expenses)/income and investment income-net(3)(4)	(7,006)	2,342	21,495	—	16,831
Other non-operating income	3,164	—	—	—	3,164
Income(Loss) before income tax expenses	(83,204)	(151,967)	33,911	331,323	130,063
Income tax credits	—	(8,723)	(4,865)	—	(13,588)
Net income/(loss) from continuing operations	(83,204)	(160,690)	29,046	331,323	116,475
Less: Net loss from continuing operations attributable to the non-controlling interest shareholders	—	—	(293)	—	(293)
Net income/(loss) from continuing operations attributable to the Company	(83,204)	(160,690)	29,339	331,323	116,768
Net income/(loss) from discontinued operations attributable to the Company(4)	(1,470)	—	40,713	(240,685)	(201,442)
Net income/(loss) from attributable to the Company	(84,674)	(160,690)	70,052	90,638	(84,674)

Notes:

(1)	It represents the elimination of inter-company transactions among the VIEs and equity subsidiaries and primary beneficiaries of VIEs and their subsidiaries. In 2023, 2024 and 2025, primary beneficiaries of VIEs and their subsidiaries did not charge any service fee from the VIEs in China under the exclusive consultation and service agreements.
(2)	It represents the elimination of the investment in VIEs and subsidiaries by the Company.
(3)	It represents the elimination of finance costs of loans among the Company, the VIEs and our subsidiaries charged at the consolidation level.
(4)	Certain adjustments were made retrospectively in the selected condensed consolidated financial data for the years ended December 31, 2023 and 2024 to reallocate the transactions pertaining to discontinued operations and reflect the corresponding effects more properly in the consolidating schedule.

19

Selected Condensed Consolidated Balance Sheets Data

	For the Year Ended December 31, 2025
	The Company	Equity Subsidiaries and Primary Beneficiaries of VIEs and their Subsidiaries	VIEs and their Subsidiaries	Eliminations	Consolidated
	(RMB in thousands)
Assets
Current assets
Cash and cash equivalents	2,918	469,483	334,198	-	806,599
Short-term investments	2,667	79,931	-	-	82,598
Accounts receivable from third parties	-	25,720	-	(1,185)	24,535
Accounts receivable from related parties	-	294,958	-	45,215	340,173
Inventories	-	126,811	68	-	126,879
Amounts due from Group companies(1)	501,851	73,731	173,911	(749,493)	-
Investments in subsidiaries(2)	471,430	-	-	(471,430)	-
Investments in VIEs(2)	-	506,061	-	(506,061)	-
Other assets	660,149	758,191	5,163	(413,339)	1,010,164
Total assets	1,639,015	2,334,886	513,340	(2,096,293)	2,390,948
Liabilities
Accounts and notes payable	863	516,989	26	-	517,878
Accrued expenses and other liabilities	4,608	199,699	5,853	-	210,160
Amounts due to Group companies(1)	106,881	642,518	94	(749,493)	-
Other liabilities	-	130,645	1,305	(1,304)	130,646
Total Liabilities	112,352	1,489,851	7,278	(750,797)	858,684
Total equity attributable to shareholders of the Company	1,526,663	839,435	506,061	(1,345,496)	1,526,663
Non-controlling interests	-	5,601	-	-	5,601
Total shareholders’ equity	1,526,663	845,036	506,061	(1,345,496)	1,532,264
Total liabilities and shareholders’ equity	1,639,015	2,334,887	513,339	(2,096,293)	2,390,948

20

	For the Year Ended December 31, 2024
	The Company	Equity Subsidiaries and Primary Beneficiaries of VIEs and their Subsidiaries	VIEs and their Subsidiaries	Eliminations	Consolidated
	(RMB in thousands)
Assets
Current assets
Cash and cash equivalents	164,583	854,426	7,179	—	1,026,188
Short-term investments	—	72,500	—	—	72,500
Accounts receivable from third parties	—	24,043	62	—	24,105
Accounts receivable from a related party	—	591,221	—	—	591,221
Inventories	—	112,257	68	—	112,325
Amounts due from Group companies(1)	542,635	—	498,455	(1,041,090)	—
Investments in subsidiaries(2)(4)	696,911	—	—	(696,911)	—
Investments in VIEs(2)	—	506,482	—	(506,482)	—
Other assets	132,063	620,860	6,438	—	759,361
Total assets	1,536,192	2,781,789	512,202	(2,244,483)	2,585,700
Liabilities
Accounts and notes payable	—	767,831	4,320	—	772,151
Accrued expenses and other liabilities	3,254	218,820	1,046	(40,501)	182,619
Amounts due to Group companies(1)	88,497	911,880	168	(1,000,545)	—
Other liabilities	—	180,987	186	—	181,173
Total Liabilities	91,751	2,079,518	5,720	(1,041,046)	1,135,943
Total equity attributable to shareholders of the Company (4)	1,444,441	695,720	506,482	(1,202,202)	1,444,441
Non-controlling interests	—	6,551	—	(1,235)	5,316
Total shareholders’ equity	1,444,441	702,271	506,482	(1,203,437)	1,449,757
Total liabilities and shareholders’ equity	1,536,192	2,781,789	512,202	(2,244,483)	2,585,700

21

	For the Year Ended December 31, 2023
	The Company	Equity Subsidiaries and Primary Beneficiaries of VIEs and their Subsidiaries	VIEs and their Subsidiaries	Eliminations	Consolidated
	(RMB in thousands)
Assets
Current assets
Cash and cash equivalents	13,343	193,034	28	—	206,405
Short-term investments	—	18,505	—	—	18,505
Accounts receivable from third parties	—	36,836	—	—	36,836
Accounts receivable from a related party	—	4,365	—	—	4,365
Inventories	—	109,223	48,794	(714)	157,303
Amounts due from Group companies(1)	640,828	797,159	—	(1,437,987)	—
Investments in subsidiaries(2)	660,932	—	—	(660,932)	—
Investments in VIEs(2)	—	578,818	—	(578,818)	—
Other assets	122,529	533,737	42,604	—	698,870
Assets held for sale	—	—	2,266,196	(634,092)	1,632,104
Total assets	1,437,632	2,271,677	2,357,622	(3,312,543)	2,754,388
Liabilities
Accounts and notes payable	—	317,454	—	—	317,454
Accrued expenses and other liabilities	3,396	123,504	43,914	—	170,814
Amounts due to Group companies(1)	85,703	984,000	—	(1,069,703)	—
Other liabilities	—	181,784	14,971	—	196,755
Liabilities held for sale	—	—	1,728,171	(1,002,443)	725,728
Total Liabilities	89,099	1,606,742	1,787,056	(2,072,146)	1,410,751
Total equity attributable to shareholders of the Company	1,348,533	660,932	578,818	(1,240,397)	1,347,886
Non-controlling interests	—	4,003	(8,252)	—	(4,249)
Total shareholders’ equity	1,348,533	664,935	570,566	(1,240,397)	1,343,637
Total liabilities and shareholders’ equity	1,437,632	2,271,677	2,357,622	(3,312,543)	2,754,388

Notes:

(1)	It represents the elimination of inter-company balances among the Company, the VIEs and our subsidiaries.
(2)	It represents the elimination of the investment in VIEs and subsidiaries by the Company.
(3)	Certain adjustments were made retrospectively in the selected condensed consolidated financial data for the years ended December 31, 2023 and 2024 to reallocate the transactions pertaining to discontinued operations and reflect the corresponding effects more properly in the consolidating schedule.

22

Selected Condensed Consolidated Cash Flow Data

	For the Year Ended December 31, 2025
	The Company	Equity Subsidiaries and Primary Beneficiaries of VIEs and their Subsidiaries	VIEs and their Subsidiaries	Eliminations	Consolidated
	(RMB in thousands)
Sales of goods and services to Group companies(1)	-	11	1,528	(1,539)	-
Purchases of goods and services from Group companies(1)	-	(1,528)	(11)	1,539	-
Other operating activities	111,820	29,002	1,503	12,313	154,638
Net cash provided by continuing operating activities	111,820	27,485	3,020	12,313	154,638
Receipts from repayment of advances by Group companies	-	762,936	980,000	(1,742,936)	-
Other investing activities	(122,020)	(110,844)	-	-	(232,864)
Net cash provided by/(used in) investing activities	(122,020)	652,092	980,000	(1,742,936)	(232,864)
Repayment for advances from Group companies	(106,936)	(980,000)	(656,000)	1,742,936	-
Other financing activities	(41,615)	(63,905)	-	-	(105,520)
Net cash used in financing activities	(148,551)	(1,043,905)	(656,000)	1,742,936	(105,520)
Effect of exchanges rates on cash and cash equivalents	(2,914)	2,523	-	(12,313)	(12,704)
Net increase in cash and cash equivalents	(161,665)	(361,805)	327,020	-	(196,450)
Cash and cash equivalents and restricted cash at beginning of year	164,583	995,718	7,179	-	1,167,480
Cash and cash equivalents and restricted cash at end of year	2,918	633,913	334,199	-	971,030

23

	For the Year Ended December 31, 2024
	The Company	Equity Subsidiaries and Primary Beneficiaries of VIEs and their Subsidiaries	VIEs and their Subsidiaries	Eliminations	Consolidated
	(RMB in thousands)
Sales of goods and services to Group companies(1)	—	588,081	102,924	(691,005)	—
Purchases of goods and services from Group companies(1)	—	(102,924)	(588,081)	691,005	—
Other operating activities	274,797	185,005	121,193	—	580,995
Net cash provided by/(used in) continuing operating activities	274,797	670,162	(363,964)	—	580,995
Net cash provided by discontinued operating activities	—	—	135,033	—	135,033
Net cash (used in)/provided by operating activities	274,797	670,162	(228,931)	—	716,028
Loans to Group companies	(56,973)	—	—	56,973	—
Repayment of loans from Group companies	288,794	164,043	—	(452,837)	—
Receipts from repayment of advances by Group companies	—	464,180	556,535	(1,020,715)	—
Other investing activities	(290,757)	(11,055)	—	—	(301,812)
Net cash provided by/(used in) continuing investing activities	(58,936)	617,167	556,535	(1,416,579)	(301,812)
Net cash provided by discontinued investing activities	—	—	136,918	—	136,918
Net cash provided by/(used in) investing activities	(58,936)	617,167	693,453	(1,416,579)	(164,894)
Repayment for advances from Group companies	(78,617)	(556,536)	(385,563)	1,020,716	—
Repayment for loans from Group companies	—	—	(452,836)	452,836	—
Borrowings under loans from Group companies	—	56,973	—	(56,973)	—
Other financing activities	(4,173)	(485)	—	—	(4,658)
Net cash used in continuing financing activities	(82,790)	(500,048)	(838,399)	1,416,579	(4,658)
Net cash used in discontinued financing activities	—	—	(30,000)	—	(30,000)
Net cash used in financing activities	(82,790)	(500,048)	(868,399)	1,416,579	(34,658)
Effect of exchanges rates on cash and cash equivalents	18,169	(3,520)	—	—	14,649
Net increase in cash and cash equivalents	151,240	783,762	(403,877)	—	531,125
Cash and cash equivalents and restricted cash at beginning of year	13,343	211,956	411,056	—	636,355
Cash and cash equivalents and restricted cash at end of year	164,583	995,718	7,179	—	1,167,480

24

	For the Year Ended December 31, 2023
	The Company	Equity Subsidiaries and Primary Beneficiaries of VIEs and their Subsidiaries	VIEs and their Subsidiaries	Eliminations	Consolidated
	(RMB in thousands)
Sales of goods and services to Group companies(1)	—	692,027	—	(692,027)	—
Purchases of goods and services from Group companies(1)	—	(94,673)	—	94,673	—
Other operating activities	(93,378)	(642,085)	776,782	—	41,319
Net cash provided by/(used in) continuing operating activities	(93,378)	(44,731)	776,782	(597,354)	41,319
Net cash used in discontinued operating activities	—	—	(741,901)	597,354	(144,547)
Net cash (used in)/provided by operating activities	(93,378)	(44,731)	34,881	—	(103,228)
Repayment of loans from Group companies	35,845	—	—	(35,845)	—
Receipts from repayment of advances by Group companies	—	44,574	—	(44,574)	—
Other investing activities	(14,600)	(102,291)	(174,058)	—	(290,949)
Net cash provided by/(used in) continuing investing activities	21,245	(57,717)	(174,058)	(80,419)	(290,949)
Net cash provided by discontinued investing activities	—	—	108,889	(16,866)	92,023
Net cash provided by/(used in) investing activities	21,245	(57,717)	(65,169)	(97,285)	(198,926)
Repayment for advances from Group companies	—	—	(44,574)	44,574	—
Repayment for loans from Group companies	—	(35,845)	—	35,845	—
Borrowings under loans from Group companies	—	(16,866)	—	16,866	—
Other financing activities	(6,421)	22,078	—	—	15,657
Net cash provided by/(used in) continuing financing activities	(6,421)	(30,633)	(44,574)	97,285	15,657
Net cash provided by discontinued financing activities	—	—	100,000	—	100,000
Net cash (used in)/provided by financing activities	(6,421)	(30,633)	55,426	97,285	115,657
Effect of exchanges rates on cash and cash equivalents	1,122	7,639	882	—	9,643
Net increase in cash and cash equivalents	(77,432)	(125,442)	26,020	—	(176,854)
Cash and cash equivalents and restricted cash at beginning of year	90,775	337,398	385,036	—	813,209
Cash and cash equivalents and restricted cash at end of year	13,343	211,956	411,056	—	636,355

Notes:

(1)	Cash flows within our group in operating activities

25

	For the Year Ended December 31,
	2023	2024	2025
	(RMB in thousands)
Cash paid by VIEs to equity subsidiaries and primary beneficiaries of VIEs and their subsidiaries for purchasing of goods and service	—	588,081	11
Cash received by VIEs from equity subsidiaries and primary beneficiaries of VIEs and their subsidiaries for rendering of goods and service	—	102,924	1,528

Summary of Risk Factors

Investing in our securities involves significant risks. You should carefully consider all of the information in this prospectus before making an investment in our securities. Below please find a summary of the principal risks we and the VIEs face, organized under relevant headings. These risks are discussed more fully in “Item 3. Key Information — D. Risk Factors” in our 2025 Form 20-F, which is incorporated herein by reference.

Risks Relating to Our Business and Industry

●	Xiaomi is our strategic partner and our most important customer. A significant portion of our revenue derive from sales to Xiaomi. Changes in our relationship with Xiaomi could have a material adverse effect on our operating results;

●	We operate in highly competitive markets, and the scale and resources of some of our competitors may allow them to compete more effectively than we can, which could result in a loss of our market share and a decrease in our net revenues and profitability;

●	We may not be able to effectively manage our growth and the increased complexity of our business, which could negatively impact our brand and financial performance;

●	Our future success depends on our ability to promote our brand and protect our reputation. Our failure to establish and promote our brand and any damage to our reputation will hinder our growth;

●	We may engage in acquisition and investment activities, which could require significant management attention, disrupt our business, dilute shareholder value, and adversely affect our operating results;

●	If we fail to successfully develop and commercialize new products, services and technologies that are well received by consumers in a timely manner, our operating results may be materially and adversely affected;

●	Our expansion into new product categories and scenarios and substantial increases in product lines may expose us to new challenges and more risks;

26

●	We operate in the emerging and evolving home water solutions market in China, which may develop more slowly or differently than we expect. If the home water solutions market does not grow as we expect, or if we cannot expand our products and services to meet consumer demands, our results of operations may be materially and adversely affected;

●	If our user engagement ceases to grow or declines, our business and operating results may be materially and adversely affected;

●	Our business is subject to complex and evolving Chinese and international laws and regulations, including those regarding data privacy and cybersecurity, many of which are subject to change and uncertain interpretation. Any changes in these laws could cause changes to our business practices and increased cost of operations, and any security breaches and our actual or perceived failure to comply with such laws could result in claims, penalties, damages to our reputation and brand, declines in user growth or engagement or otherwise harm our business;

●	We are susceptible to supply shortages and interruptions, long lead times, and price fluctuations for raw materials and components, any of which could disrupt our supply chain and have a material adverse impact on our results of operations;

●	We rely on certain contract manufacturers to produce some of our products. If we encounter issues with them, our business and results of operations could be materially and adversely affected;

●	Our business may be adversely impacted by product defects or other quality issues;

●	We rely on a limited number of third-party e-commerce platforms to sell our products online. If our cooperation with such platforms terminates, deteriorates or becomes more costly, our business and results of operations may be materially and adversely affected; and

●	We face risks associated with our network partners and their personnel for our network of Viomi offline stores.

27

Risks Related to Our Corporate Structure

●	We are a Cayman Islands holding company with no equity ownership in the VIEs and we conduct operations in China through (i) our PRC subsidiaries and (ii) the VIEs, with which we have maintained contractual arrangements. Investors in our ADSs thus are not purchasing equity interest in the VIEs in China but instead are purchasing equity interest in a Cayman Islands holding company. If the PRC government finds that the agreements that establish the structure for operating our business do not comply with PRC laws and regulations, or if these regulations or their interpretations change in the future, we and the VIEs could be subject to severe penalties or be forced to relinquish our and the VIEs’ interests in those operations. Our holding company, our PRC subsidiaries, the VIEs, and investors of our company face uncertainty about potential future actions by the PRC government that could affect the enforceability of the contractual arrangements with the VIEs and, consequently, significantly affect the financial performance of the VIEs and our company as a whole. The PRC regulatory authorities could disallow the VIE structure, which would likely result in a material adverse change in our and the VIEs’ operations, and our Class A ordinary shares or our ADSs may decline significantly in value;

●	We rely on contractual arrangements with the VIEs and their respective shareholders for substantially all of our business operation, which may not be as effective as direct ownership in providing operational control; and

●	Any failure by the VIEs or their shareholders to perform their obligations under our contractual arrangements with them would have an adverse effect on our business, financial condition and results of operations.

Risks Related to Doing Business in China

●	The PCAOB had historically been unable to inspect our auditor in relation to their audit work performed for our consolidated financial statements and the inability of the PCAOB to conduct inspections over our auditor in the past has deprived our investors with the benefits of such inspections;

●	Our ADSs may be prohibited from trading in the United States under the HFCAA in the future if the PCAOB is unable to inspect or investigate completely auditors located in China. The delisting of the ADSs, or the threat of their being delisted, may materially and adversely affect the value of your investment;

●	The PRC government’s significant oversight and discretion over our business operation could result in a material adverse change in our operations and the value of our ADSs;

●	Changes in China’s economic, political or social conditions or government policies could have a material adverse effect on our business and operations;

●	Failure to respond to changes in the regulatory environment in China could adversely affect us; and

●	The approval of and filing with the CSRC or other PRC government authorities may be required if we were to conduct offshore offerings in the future, and, if required, we cannot predict whether or for how long we will be able to obtain such approval or complete such filing.

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Risks Relating to Our Securities and This Offering

●	The trading price of the ADSs is likely to be volatile, which could result in substantial losses to investors;

●	Our dual-class share structure with different voting rights will limit your ability to influence corporate matters (and in certain situations, give certain holders of Class B ordinary shares control over the outcome of matters put to a vote of shareholders) and could discourage others from pursuing any change of control transactions that holders of our Class A ordinary shares and ADSs may view as beneficial;

●	A market for our securities may not develop or be sustained, which would adversely affect the liquidity and price of our securities;

●	Future sales of securities will result in additional dilution of the percentage ownership of our shareholders and could cause our share price to fall.

Corporate Information

Our principal executive offices are located at Wansheng Square, Rm 1302 Tower C, Xingang East Road, Haizhu District, Guangzhou, Guangdong, 510220, People’s Republic of China, and our phone number is +86 20 8930 9496. Our registered office in the Cayman Islands is located at the offices of Maples Corporate Services Limited at PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands. Our corporate website address is https://viomi.com/. The information contained in, or accessible through, our website does not constitute a part of this prospectus. The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers, such as we, that file electronically, with the SEC at www.sec.gov. Our agent for service of process in the United States is Puglisi & Associates, located at 850 Library Avenue, Suite 204, Newark, Delaware 19711.

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RISK FACTORS

Investing in our securities involves risk. Before you decide to buy our securities, you should carefully consider the risks described under “Item 3. Key Information—D. Risk Factors” in our 2025 Form 20-F, which is incorporated herein by reference, as well as the risks that are described in the applicable prospectus supplement and in other documents incorporated by reference into this prospectus. If any of these risks actually occurs, our business, financial condition and results of operations could suffer, and you may lose all or part of your investment. Additionally, the risks and uncertainties incorporated by reference or included in this prospectus or any accompanying prospectus supplement are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may become material and adversely affect our business.

Please see “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” for information on where you can find the documents we have filed with or furnished to the SEC and which are incorporated into this prospectus by reference.

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USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities we offer as set forth in the applicable prospectus supplement(s).

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CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of December 31, 2025 on a historical basis.

This table should be read in conjunction with, and is qualified in its entirety by reference to, our audited consolidated financial statements and the notes thereto in our 2025 Form 20-F, which is incorporated by reference into this prospectus. Our historical results do not necessarily indicate our expected results for any future periods.

	As of December 31, 2025
	RMB in thousands	US$ in thousands
Cash and restricted cash	971,030	138,855
Long-term borrowings	51,666	7,388
Shareholders’ equity
Class A Ordinary Shares (US$0.00001 par value; 4,800,000,000 shares authorized; 99,200,641 shares issued and outstanding as of December 31, 2025)	6	1
Class B Ordinary Shares (US$0.00001 par value; 150,000,000 shares authorized; 102,764,548 shares issued and outstanding as of December 31,2025)	6	1
Treasury stock	(103,085)	(14,741)
Additional paid-in capital	1,414,499	202,271
Retained earnings	226,317	32,363
Accumulated other comprehensive loss	(11,080)	(1,584)
Total equity attributable to shareholders of the Company	1,526,663	218,311
Non-controlling interests	5,601	801
Total shareholders’ equity	1,532,264	219,112
Total capitalization	1,583,930	226,500

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DESCRIPTION OF SHARE CAPITAL

The following description of the material terms of our securities includes a summary of specified provisions of our currently effective memorandum and articles of association. This description is qualified by reference to our currently effective memorandum and articles of association. All capitalized terms used in this section are as defined in our memorandum and articles of association, unless elsewhere defined herein.

We are a Cayman Islands exempted company with limited liability and our affairs are governed by our memorandum and articles of association, as amended from time to time, the Cayman Islands Companies Act, and the common law of the Cayman Islands.

Our authorized share capital is US$50,000 consisting of 5,000,000,000 shares of a par value of US$0.00001 each, consisting of 4,800,000,000 Class A Ordinary Shares, 150,000,000 Class B Ordinary Shares and 50,000,000 shares of a par value of US$0.00001 each of such class or classes (however designated) as our board of directors may determine in accordance with our memorandum and articles of association, as amended from time to time. All Ordinary Shares issued and outstanding as of the date of this prospectus are fully paid and non-assessable.

Our Memorandum and Articles of Association

The following are summaries of material provisions of our memorandum and articles of association and of the Companies Act of the Cayman Islands insofar as they relate to the material terms of our ordinary shares.

Objects of Our Company

Under our memorandum and articles of association, the objects of our company are unrestricted and we have the full power and authority to carry out any object not prohibited by the Cayman Islands law.

Ordinary Shares

Our ordinary shares are divided into Class A ordinary shares and Class B ordinary shares. Holders of our Class A ordinary shares and Class B ordinary shares will have the same rights except for voting and conversion rights. Our ordinary shares are issued in registered form and are issued when registered in our register of shareholders. We may not issue shares to bearer. Our shareholders who are nonresidents of the Cayman Islands may freely hold and vote their shares.

Conversion

Each Class B ordinary share is convertible into one Class A ordinary share at any time by the holder thereof. Class A ordinary shares are not convertible into Class B ordinary shares under any circumstances. Upon any sale, transfer, assignment or disposition of any Class B ordinary share by Mr. Xiaoping Chen or Viomi Limited to any person who is not Mr. Xiaoping Chen or his affiliate(s), or upon a change of ultimate beneficial ownership of any Class B ordinary share to any person who is not Mr. Xiaoping Chen or his affiliate(s), such Class B ordinary share shall be automatically and immediately converted into one Class A ordinary share. Upon any sale, transfer, assignment or disposition of any Class B ordinary share by a shareholder other than Mr. Xiaoping Chen or his affiliate(s) to any person, such Class B ordinary share shall be automatically and immediately converted into one Class A ordinary share.

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Dividends

The holders of our ordinary shares are entitled to such dividends as may be declared by our board of directors. In addition, our shareholders may declare dividends by ordinary resolution, but no dividend shall exceed the amount recommended by our directors. Our memorandum and articles of association provide that dividends may be declared and paid out of our profits, realized or unrealized, or from any reserve set aside from funds legally available for distribution. Under the laws of the Cayman Islands, our company may pay a dividend out of either profit or share premium account, provided that in no circumstances may a dividend be paid if this would result in our company being unable to pay its debts as they fall due in the ordinary course of business.

Voting Rights

In respect of all matters subject to a shareholders’ vote, each holder of Class A ordinary shares is entitled to one vote per share and each holder of Class B ordinary shares is entitled to ten votes per share on all matters subject to vote at our general meetings. Our Class A ordinary shares and Class B ordinary shares vote together as a single class on all matters submitted to a vote of our shareholders, except as may otherwise be required by law. Voting at any shareholders’ meeting is by show of hands unless a poll is demanded (before or on the declaration of the result on a show of hands). A poll may be demanded by the chairman of such meeting or any shareholder present in person or by proxy.

General Meetings of Shareholders

As a Cayman Islands exempted company, we are not obliged by the Companies Act of the Cayman Islands to call shareholders’ annual general meetings. Our memorandum and articles of association provide that we may (but are not obliged to) in each year hold a general meeting as our annual general meeting in which case we shall specify the meeting as such in the notices calling it, and the annual general meeting shall be held at such time and place as may be determined by our directors.

Shareholders’ general meetings may be convened by the chairman of our board of directors or a majority of our board of directors (acting by a resolution of the board of directors). Advance notice of at least seven calendar days is required for the convening of our annual general shareholders’ meeting (if any) and any other general meeting of our shareholders. A quorum required for any general meeting of shareholders consists of one or more shareholders present in person or by proxy, representing not less than one-third of all votes attaching to all of our shares in issue and entitled to vote.

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The Companies Act of the Cayman Islands provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our memorandum and articles of association provide that upon the requisition of shareholders representing in aggregate not less than one-third of the votes attaching to the issued and outstanding shares of our company entitled to vote at general meetings, our board will convene an extraordinary general meeting and put the resolutions so requisitioned to a vote at such meeting. However, our memorandum and articles of association do not provide our shareholders with any right to put any proposals before annual general meetings or extraordinary general meetings not called by such shareholders.

Transfer of Ordinary Shares

Subject to the restrictions set out in our memorandum and articles of association as set out below, any of our shareholders may transfer all or any of his or her ordinary shares by an instrument of transfer in the usual or common form or any other form approved by our board of directors.

Our board of directors may, in its absolute discretion, decline to register any transfer of any ordinary share which is not fully paid up or on which we have a lien. Our board of directors may also decline to register any transfer of any ordinary share unless:

●	the instrument of transfer is lodged with us, accompanied by the certificate for the ordinary shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;

●	the instrument of transfer is in respect of only one class of ordinary shares;

●	the instrument of transfer is properly stamped, if required;

●	in the case of a transfer to joint holders, the number of joint holders to whom the ordinary share is to be transferred does not exceed four; and

●	a fee of such maximum sum as Nasdaq may determine to be payable or such lesser sum as our directors may from time to time require is paid to us in respect thereof.

If our directors refuse to register a transfer they shall, within three months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.

The registration of transfers may, after compliance with any notice required of Nasdaq, be suspended and the register closed at such times and for such periods as our board of directors may from time to time determine, provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 30 days in any year as our board may determine.

Liquidation

On the winding up of our company, if the assets available for distribution amongst our shareholders shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst our shareholders in proportion to the par value of the shares held by them at the commencement of the winding up, subject to a deduction from those shares in respect of which there are monies due, of all monies payable to our company for unpaid calls or otherwise. If our assets available for distribution are insufficient to repay all of the paid-up capital, the assets will be distributed so that the losses are borne by our shareholders in proportion to the par value of the shares held by them.

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Calls on Shares and Forfeiture of Shares

Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their shares in a notice served to such shareholders at least 14 calendar days prior to the specified time of payment. The shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption, Repurchase and Surrender of Shares

We may issue shares on terms that such shares are subject to redemption, at our option or at the option of the holders of these shares, on such terms and in such manner as may be determined, before the issue of such shares, by our board of directors or by shareholders by special resolutions. Our Company may also repurchase any of our shares on such terms and in such manner as have been approved by our board of directors or by an ordinary resolution of our shareholders. Under the Companies Act of the Cayman Islands, the redemption or repurchase of any share may be paid out of our Company’s profits or out of the proceeds of a new issue of shares made for the purpose of such redemption or repurchase, or out of capital (including share premium account and capital redemption reserve) if our company can, immediately following such payment, pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act of the Cayman Islands, no such share may be redeemed or repurchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no shares issued and outstanding or (c) if the company has commenced liquidation. In addition, our company may accept the surrender of any fully paid share for no consideration.

Variations of Rights of Shares

If at any time our share capital is divided into different classes of shares, the rights attached to any such class of shares (unless otherwise provided by the terms of issue of the shares of that class), may be materially adversely varied with the consent in writing of the holders of two-thirds of the issued shares of that class or with the sanction of a special resolution passed at a separate meeting of the holders of the shares of the class. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be materially adversely varied by the creation or issue of further shares ranking pari passu with or subsequent to such existing class of shares or the redemption or purchase of any shares of any class by our company. In addition, the rights of the holders of shares shall not be deemed to be materially adversely varied by the creation or issue of shares with preferred or other rights including, without limitation, the creation of shares with enhanced or weighted voting rights.

Issuance of Additional Shares

Our memorandum and articles of association authorizes our board of directors to issue additional ordinary shares from time to time as our board of directors shall determine, to the extent of available authorized but unissued shares.

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Our memorandum and articles of association also authorizes our board of directors to establish from time to time one or more series of preference shares and to determine, with respect to any series of preference shares, the terms and rights of that series, including:

●	the designation of the series;

●	the number of shares of the series; and

●	the dividend rights, dividend rates, conversion rights, voting rights; and the rights and terms of redemption and liquidation preferences.

Our board of directors may issue preference shares without action by our shareholders to the extent authorized but unissued. Issuance of these shares may dilute the voting power of holders of ordinary shares.

Inspection of Books and Records

Holders of our ordinary shares will have no general right under Cayman Islands law to inspect or obtain copies of our register of members or our corporate records (save for the memorandum and articles of association, our register of mortgages and charges and special resolutions passed by our shareholders). Under Cayman Islands law, the names of our current directors can be obtained from a search conducted at the Registrar of Companies. However, we will provide our shareholders with annual audited financial statements.

Anti-Takeover Provisions

Some provisions of our memorandum and articles of association may discourage, delay or prevent a change of control of our company or management that shareholders may consider favorable, including provisions that:

●	authorize our board of directors to issue preference shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preference shares without any further vote or action by our shareholders; and

●	limit the ability of shareholders to requisition and convene general meetings of shareholders.

However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our memorandum and articles of association for a proper purpose and for what they believe in good faith to be in the best interests of our company.

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Exempted Company

We are an exempted company with limited liability under the Companies Act of the Cayman Islands. The Companies Act of the Cayman Islands distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company:

●	does not have to file an annual return of its shareholders with the Registrar of Companies;

●	is not required to open its register of members for inspection;

●	does not have to hold an annual general meeting;

●	may issue shares with no par value;

●	may obtain an undertaking against the imposition of any future taxation (such undertakings are given for a period of up to 30 years);

●	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands; and

●	may register as a limited duration company; and

●	may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Board Practices. A director may vote with respect to any contract, proposed contract or arrangement in which he is materially interested provided (a) such director, if his interest in such contract or arrangement is material, has declared the nature of his interest at the earliest meeting of the board at which it is practicable for him to do so, either specifically or by way of a general notice, (b) such director has not been disqualified by the chairman of the relevant board meeting, and (c) if such contract or arrangement is a transaction with a related party, such transaction has been approved by the audit committee in accordance with the Nasdaq rules. The directors may exercise all the powers of the company to borrow money, mortgage its undertaking, property and uncalled capital, and issue debentures or other securities whenever money is borrowed or as security for any obligation of the company or of any third party. None of our non-executive directors has a service contract with us that provides for benefits upon termination of service.

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DESCRIPTION OF AMERICAN DEPOSITARY SHARES

American Depositary Shares

Deutsche Bank Trust Company Americas, as depositary, will register and deliver the ADSs. Each ADS will represent ownership of three Class A ordinary shares, deposited with Deutsche Bank AG, Hong Kong Branch, as custodian for the depositary. Each ADS will also represent ownership of any other securities, cash or other property which may be held by the depositary. The depositary’s corporate trust office at which the ADSs will be administered is located at 60 Wall Street, New York, NY 10005, USA. The principal executive office of the depositary is located at 60 Wall Street, New York, NY 10005, USA.

The Direct Registration System, or DRS, is a system administered by The Depository Trust Company, or DTC, pursuant to which the depositary may register the ownership of uncertificated ADSs, which ownership shall be evidenced by periodic statements issued by the depositary to the ADS holders entitled thereto.

We will not treat ADS holders as our shareholders and accordingly, you, as an ADS holder, will not have shareholder rights. Cayman Islands law governs shareholder rights. The depositary will be the holder of the Class A ordinary shares underlying your ADSs. As a holder of ADSs, you will have ADS holder rights. A deposit agreement among us, the depositary and you, as an ADS holder, and the beneficial owners of ADSs sets out ADS holder rights as well as the rights and obligations of the depositary. The laws of the State of New York govern the deposit agreement and the ADSs. See “—Jurisdiction and Arbitration.”

The following is a summary of the material provisions of the deposit agreement. For more complete information, you should read the entire deposit agreement and the form of American Depositary Receipt. For directions on how to obtain copies of those documents, see “Where You Can Find More Information.”

Holding the ADSs

How will you hold your ADSs?

You may hold ADSs either (1) directly (a) by having an American Depositary Receipt, or ADR, which is a certificate evidencing a specific number of ADSs, registered in your name, or (b) by holding ADSs in DRS, or (2) indirectly through your broker or other financial institution. If you hold ADSs directly, you are an ADS holder. This description assumes you hold your ADSs directly. ADSs will be issued through DRS, unless you specifically request certificated ADRs. If you hold the ADSs indirectly, you must rely on the procedures of your broker or other financial institution to assert the rights of ADS holders described in this section. You should consult with your broker or financial institution to find out what those procedures are.

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Dividends and Other Distributions

How will you receive dividends and other distributions on the shares?

The depositary has agreed to pay to you the cash dividends or other distributions it or the custodian receives on Class A ordinary shares or other deposited securities, after deducting its fees and expenses. You will receive these distributions in proportion to the number of Class A ordinary shares your ADSs represent as of the record date (which will be as close as practicable to the record date for our Class A ordinary shares) set by the depositary with respect to the ADSs.

●	Cash. The depositary will convert or cause to be converted any cash dividend or other cash distribution we pay on the Class A ordinary shares or any net proceeds from the sale of any Class A ordinary shares, rights, securities or other entitlements under the terms of the deposit agreement into U.S. dollars if it can do so on a practicable basis, and can transfer the U.S. dollars to the United States and will distribute promptly the amount thus received. If the depositary shall determine in its judgment that such conversions or transfers are not practical or lawful or if any government approval or license is needed and cannot be obtained at a reasonable cost within a reasonable period or otherwise sought, the deposit agreement allows the depositary to distribute the foreign currency only to those ADS holders to whom it is possible to do so. It will hold or cause the custodian to hold the foreign currency it cannot convert for the account of the ADS holders who have not been paid and such funds will be held for the respective accounts of the ADS holders. It will not invest the foreign currency and it will not be liable for any interest for the respective accounts of the ADS holders.

Before making a distribution, any taxes or other governmental charges, together with fees and expenses of the depositary, that must be paid, will be deducted. It will distribute only whole U.S. dollars and cents and will round down fractional cents to the nearest whole cent. If the exchange rates fluctuate during a time when the depositary cannot convert the foreign currency, you may lose some or all of the value of the distribution.

●	Shares. For any Class A ordinary shares we distribute as a dividend or free distribution, either (1) the depositary will distribute additional ADSs representing such Class A ordinary shares or (2) existing ADSs as of the applicable record date will represent rights and interests in the additional Class A ordinary shares distributed, to the extent reasonably practicable and permissible under law, in either case, net of applicable fees, charges and expenses incurred by the depositary and taxes and/or other governmental charges. The depositary will only distribute whole ADSs. It will try to sell Class A ordinary shares which would require it to deliver a fractional ADS and distribute the net proceeds in the same way as it does with cash. The depositary may sell a portion of the distributed Class A ordinary shares sufficient to pay its fees and expenses, and any taxes and governmental charges, in connection with that distribution.

●	Elective Distributions in Cash or Shares. If we offer holders of our Class A ordinary shares the option to receive dividends in either cash or shares, the depositary, after consultation with us and having received timely notice as described in the deposit agreement of such elective distribution by us, has discretion to determine to what extent such elective distribution will be made available to you as a holder of the ADSs. We must timely first instruct the depositary to make such elective distribution available to you and furnish it with satisfactory evidence that it is legal to do so. The depositary could decide it is not legal or reasonably practicable to make such elective distribution available to you. In such case, the depositary shall, on the basis of the same determination as is made in respect of the Class A ordinary shares for which no election is made, distribute either cash in the same way as it does in a cash distribution, or additional ADSs representing Class A ordinary shares in the same way as it does in a share distribution. The depositary is not obligated to make available to you a method to receive the elective dividend in shares rather than in ADSs. There can be no assurance that you will be given the opportunity to receive elective distributions on the same terms and conditions as the holders of Class A ordinary shares.

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●	Rights to Purchase Additional Shares. If we offer holders of our Class A ordinary shares any rights to subscribe for additional shares, the depositary shall having received timely notice as described in the deposit agreement of such distribution by us, consult with us, and we must determine whether it is lawful and reasonably practicable to make these rights available to you. We must first instruct the depositary to make such rights available to you and furnish the depositary with satisfactory evidence that it is legal to do so. If the depositary decides it is not legal or reasonably practicable to make the rights available but that it is lawful and reasonably practicable to sell the rights, the depositary will endeavor to sell the rights and in a riskless principal capacity or otherwise, at such place and upon such terms (including public or private sale) as it may deem proper distribute the net proceeds in the same way as it does with cash. The depositary will allow rights that are not distributed or sold to lapse. In that case, you will receive no value for them.

If the depositary makes rights available to you, it will establish procedures to distribute such rights and enable you to exercise the rights upon your payment of applicable fees, charges and expenses incurred by the depositary and taxes and/or other governmental charges. The depositary shall not be obliged to make available to you a method to exercise such rights to subscribe for Class A ordinary shares (rather than ADSs).

U.S. securities laws may restrict transfers and cancellation of the ADSs represented by shares purchased upon exercise of rights. For example, you may not be able to trade these ADSs freely in the United States. In this case, the depositary may deliver restricted depositary shares that have the same terms as the ADSs described in this section except for changes needed to put the necessary restrictions in place.

There can be no assurance that you will be given the opportunity to exercise rights on the same terms and conditions as the holders of Class A ordinary shares or be able to exercise such rights.

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●	Other Distributions. Subject to receipt of timely notice, as described in the deposit agreement, from us with the request to make any such distribution available to you, and provided the depositary has determined such distribution is lawful and reasonably practicable and feasible and in accordance with the terms of the deposit agreement, the depositary will distribute to you anything else we distribute on deposited securities by any means it may deem practicable, upon your payment of applicable fees, charges and expenses incurred by the depositary and taxes and/or other governmental charges. If any of the conditions above are not met, the depositary will endeavor to sell, or cause to be sold, what we distributed and distribute the net proceeds in the same way as it does with cash; or, if it is unable to sell such property, the depositary may dispose of such property in any way it deems reasonably practicable under the circumstances for nominal or no consideration, such that you may have no rights to or arising from such property.

The depositary is not responsible if it decides that it is unlawful or impractical to make a distribution available to any ADS holders. We have no obligation to register ADSs, shares, rights or other securities under the Securities Act. We also have no obligation to take any other action to permit the distribution of ADSs, shares, rights or anything else to ADS holders. This means that you may not receive the distributions we make on our shares or any value for them if we and/or the depositary determines that it is illegal or not practicable for us or the depositary to make them available to you.

Deposit, Withdrawal and Cancellation

How are ADSs issued?

The depositary will deliver ADSs if you or your broker deposit Class A ordinary shares or evidence of rights to receive Class A ordinary shares with the custodian. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will register the appropriate number of ADSs in the names you request and will deliver the ADSs to or upon the order of the person or persons entitled thereto.

How do ADS holders cancel an American Depositary Share?

You may turn in your ADSs at the depositary’s corporate trust office or by providing appropriate instructions to your broker. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will deliver the Class A ordinary shares and any other deposited securities underlying the ADSs to you or a person you designate at the office of the custodian. Or, at your request, risk and expense, the depositary will deliver the deposited securities at its corporate trust office, to the extent permitted by law.

How do ADS holders interchange between Certificated ADSs and Uncertificated ADSs?

You may surrender your ADR to the depositary for the purpose of exchanging your ADR for uncertificated ADSs. The depositary will cancel that ADR and will send you a statement confirming that you are the owner of uncertificated ADSs. Alternatively, upon receipt by the depositary of a proper instruction from a holder of uncertificated ADSs requesting the exchange of uncertificated ADSs for certificated ADSs, the depositary will execute and deliver to you an ADR evidencing those ADSs.

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Voting Rights

How do you vote?

You may instruct the depositary to vote the Class A ordinary shares or other deposited securities underlying your ADSs at any meeting at which you are entitled to vote pursuant to any applicable law, the provisions of our memorandum and articles of association, and the provisions of or governing the deposited securities. Otherwise, you could exercise your right to vote directly if you withdraw the Class A ordinary shares. However, you may not know about the meeting sufficiently enough in advance to withdraw the Class A ordinary shares.

If we ask for your instructions and upon timely notice from us by regular, ordinary mail delivery, or by electronic transmission, as described in the deposit agreement, the depositary will notify you of the upcoming meeting at which you are entitled to vote pursuant to any applicable law, the provisions of our memorandum and articles of association, and the provisions of or governing the deposited securities, and arrange to deliver our voting materials to you. The materials will include or reproduce (a) such notice of meeting or solicitation of consents or proxies; (b) a statement that the ADS holders at the close of business on the ADS record date will be entitled, subject to any applicable law, the provisions of our memorandum and articles of association, and the provisions of or governing the deposited securities, to instruct the depositary as to the exercise of the voting rights, if any, pertaining to the Class A ordinary shares or other deposited securities represented by such holder’s ADSs; and (c) a brief statement as to the manner in which such instructions may be given or deemed given in accordance with the second to last sentence of this paragraph if no instruction is received, to the depositary to give a discretionary proxy to a person designated by us. Voting instructions may be given only in respect of a number of ADSs representing an integral number of Class A ordinary shares or other deposited securities. For instructions to be valid, the depositary must receive them in writing on or before the date specified. The depositary will try, as far as practical, subject to applicable law and the provisions of our memorandum and articles of association, to vote or to have its agents vote the Class A ordinary shares or other deposited securities (in person or by proxy) as you instruct. The depositary will only vote or attempt to vote as you instruct. If we timely requested the depositary to solicit your instructions but no instructions are received by the depositary from an owner with respect to any of the deposited securities represented by the ADSs of that owner on or before the date established by the depositary for such purpose, the depositary shall deem that owner to have instructed the depositary to give a discretionary proxy to a person designated by us with respect to such deposited securities, and the depositary shall give a discretionary proxy to a person designated by us to vote such deposited securities. However, no such instruction shall be deemed given and no such discretionary proxy shall be given with respect to any matter if we inform the depositary we do not wish such proxy given, substantial opposition exists or the matter materially and adversely affects the rights of holders of the ordinary shares.

We cannot assure you that you will receive the voting materials in time to ensure that you can instruct the depositary to vote the Class A ordinary shares underlying your ADSs. In addition, there can be no assurance that ADS holders and beneficial owners generally, or any holder or beneficial owner in particular, will be given the opportunity to vote or cause the custodian to vote on the same terms and conditions as the holders of our Class A ordinary shares.

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The depositary and its agents are not responsible for failing to carry out voting instructions or for the manner of carrying out voting instructions. This means that you may not be able to exercise your right to vote and you may have no recourse if the Class A ordinary shares underlying your ADSs are not voted as you requested.

In order to give you a reasonable opportunity to instruct the depositary as to the exercise of voting rights relating to deposited securities, if we request the depositary to act, we will give the depositary notice of any such meeting and details concerning the matters to be voted at least 30 business days in advance of the meeting date.

Compliance with Regulations

Information Requests

Each ADS holder and beneficial owner shall (a) provide such information as we or the depositary may request pursuant to law, including, without limitation, relevant Cayman Islands law, any applicable law of the United States of America, our memorandum and articles of association, any resolutions of our Board of Directors adopted pursuant to such memorandum and articles of association, the requirements of any markets or exchanges upon which the Class A ordinary shares, ADSs or ADRs are listed or traded, or to any requirements of any electronic book-entry system by which the ADSs or ADRs may be transferred, regarding the capacity in which they own or owned ADRs, the identity of any other persons then or previously interested in such ADRs and the nature of such interest, and any other applicable matters, and (b) be bound by and subject to applicable provisions of the laws of the Cayman Islands, our memorandum and articles of association, and the requirements of any markets or exchanges upon which the ADSs, ADRs or Class A ordinary shares are listed or traded, or pursuant to any requirements of any electronic book-entry system by which the ADSs, ADRs or Class A ordinary shares may be transferred, to the same extent as if such ADS holder or beneficial owner held Class A ordinary shares directly, in each case irrespective of whether or not they are ADS holders or beneficial owners at the time such request is made.

Disclosure of Interests

Each ADS holder and beneficial owner shall comply with our requests pursuant to Cayman Islands law, the rules and requirements of the Nasdaq Stock Market and any other stock exchange on which the Class A ordinary shares are, or will be, registered, traded or listed or our memorandum and articles of association, which requests are made to provide information, inter alia, as to the capacity in which such ADS holder or beneficial owner owns ADS and regarding the identity of any other person interested in such ADS and the nature of such interest and various other matters, whether or not they are ADS holders or beneficial owners at the time of such requests.

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Fees and Expenses

As an ADS holder, you will be required to pay the following service fees to the depositary bank and certain taxes and governmental charges (in addition to any applicable fees, expenses, taxes and other governmental charges payable on the deposited securities represented by any of your ADSs):

Service	Fees
To any person to which ADSs are issued or to any person to which a distribution is made in respect of ADS distributions pursuant to stock dividends or other free distributions of stock, bonus distributions, stock splits or other distributions (except where converted to cash)	Up to US$0.05 per ADS issued

Cancellation of ADSs, including the case of termination of the deposit agreement	Up to US$0.05 per ADS cancelled

Distribution of cash dividends	Up to US$0.05 per ADS held

Distribution of cash entitlements (other than cash dividends) and/or cash proceeds from the sale of rights, securities and other entitlements	Up to US$0.05 per ADS held

Distribution of ADSs pursuant to exercise of rights	Up to US$0.05 per ADS held

Distribution of securities other than ADSs or rights to purchase additional ADSs	Up to US$0.05 per ADS held

Depositary services	Up to US$0.05 per ADS held on the applicable record date(s) established by the depositary bank

As an ADS holder, you will also be responsible for paying certain fees and expenses incurred by the depositary bank and certain taxes and governmental charges (in addition to any applicable fees, expenses, taxes and other governmental charges payable on the deposited securities represented by any of your ADSs) such as:

●	Fees for the transfer and registration of Class A ordinary shares charged by the registrar and transfer agent for the Class A ordinary shares in the Cayman Islands (i.e., upon deposit and withdrawal of Class A ordinary shares).

●	Expenses incurred for converting foreign currency into U.S. dollars.

●	Expenses for cable, telex and fax transmissions and for delivery of securities.

●	Taxes and duties upon the transfer of securities, including any applicable stamp duties, any stock transfer charges or withholding taxes (i.e., when Class A ordinary shares are deposited or withdrawn from deposit).

●	Fees and expenses incurred in connection with the delivery or servicing of Class A ordinary shares on deposit.

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●	Fees and expenses incurred in connection with complying with exchange control regulations and other regulatory requirements applicable to Class A ordinary shares, deposited securities, ADSs and ADRs that evidence ADSs.

●	Any applicable fees and penalties thereon.

The depositary fees payable upon the issuance and cancellation of ADSs are typically paid to the depositary bank by the brokers (on behalf of their clients) receiving the newly issued ADSs from the depositary bank and by the brokers (on behalf of their clients) delivering the ADSs to the depositary bank for cancellation. The brokers in turn charge these fees to their clients. Depositary fees payable in connection with distributions of cash or securities to ADS holders and the depositary services fee are charged by the depositary bank to the holders of record of ADSs as of the applicable ADS record date.

The depositary fees payable for cash distributions are generally deducted from the cash being distributed or by selling a portion of distributable property to pay the fees. In the case of distributions other than cash (i.e., share dividends, rights), the depositary bank charges the applicable fee to the ADS record date holders concurrent with the distribution. In the case of ADSs registered in the name of the investor (whether certificated or uncertificated in direct registration), the depositary bank sends invoices to the applicable record date ADS holders. In the case of ADSs held in brokerage and custodian accounts (via DTC), the depositary bank generally collects its fees through the systems provided by DTC (whose nominee is the registered holder of the ADSs held in DTC) from the brokers and custodians holding ADSs in their DTC accounts. The brokers and custodians who hold their clients’ ADSs in DTC accounts in turn charge their clients’ accounts the amount of the fees paid to the depositary banks.

In the event of refusal to pay the depositary fees, the depositary bank may, under the terms of the deposit agreement, refuse the requested service until payment is received or may set off the amount of the depositary fees from any distribution to be made to the ADS holder.

The depositary may make payments to us or reimburse us for certain costs and expenses, by making available a portion of the ADS fees collected in respect of the ADR program or otherwise, upon such terms and conditions as we and the depositary bank agree from time to time.

Payment of Taxes

You will be responsible for any taxes or other governmental charges payable, or which become payable, on your ADSs or on the deposited securities represented by any of your ADSs. The depositary may refuse to register or transfer your ADSs or allow you to withdraw the deposited securities represented by your ADSs until such taxes or other charges are paid. It may apply payments owed to you or sell deposited securities represented by your ADSs to pay any taxes owed and you will remain liable for any deficiency. If the depositary sells deposited securities, it will, if appropriate, reduce the number of ADSs to reflect the sale and pay to you any net proceeds, or send to you any property, remaining after it has paid the taxes. You agree to indemnify us, the depositary, the custodian and each of our and their respective agents, directors, employees and affiliates for, and hold each of them harmless from, any claims with respect to taxes (including applicable interest and penalties thereon) arising from any refund of taxes, reduced rate of withholding at source or other tax benefit obtained for you. Your obligations under this paragraph shall survive any transfer of ADRs, any surrender of ADRs and withdrawal of deposited securities or the termination of the deposit agreement.

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Reclassifications, Recapitalizations and Mergers

If we:	Then:
Change the nominal or par value of our Class A ordinary shares	The cash, shares or other securities received by the depositary will become deposited securities.

Reclassify, split up or consolidate any of the deposited securities	Each ADS will automatically represent its equal share of the new deposited securities.

Distribute securities on the Class A ordinary shares that are not distributed to you, or Recapitalize, reorganize, merge, liquidate, sell all or substantially all of our assets, or take any similar action	The depositary may distribute some or all of the cash, shares or other securities it received. It may also deliver new ADSs or ask you to surrender your outstanding ADRs in exchange for new ADRs identifying the new deposited securities.

Amendment and Termination

How may the deposit agreement be amended?

We may agree with the depositary to amend the deposit agreement and the form of ADR without your consent for any reason. If an amendment adds or increases fees or charges, except for taxes and other governmental charges or expenses of the depositary for registration fees, facsimile costs, delivery charges or similar items, including expenses incurred in connection with foreign exchange control regulations and other charges specifically payable by ADS holders under the deposit agreement, or materially prejudices a substantial existing right of ADS holders, it will not become effective for outstanding ADSs until 30 days after the depositary notifies ADS holders of the amendment. At the time an amendment becomes effective, you are considered, by continuing to hold your ADSs, to agree to the amendment and to be bound by the ADRs and the deposit agreement as amended. If any new laws are adopted which would require the deposit agreement to be amended in order to comply therewith, we and the depositary may amend the deposit agreement in accordance with such laws and such amendment may become effective before notice thereof is given to ADS holders.

How may the deposit agreement be terminated?

The depositary will terminate the deposit agreement if we ask it to do so, in which case the depositary will give notice to you at least 90 days prior to termination. The depositary may also terminate the deposit agreement if the depositary has told us that it would like to resign, or if we have removed the depositary, and in either case we have not appointed a new depositary within 90 days. In either such case, the depositary must notify you at least 30 days before termination.

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After termination, the depositary and its agents will do the following under the deposit agreement but nothing else: collect distributions on the deposited securities, sell rights and other property and deliver Class A ordinary shares and other deposited securities upon cancellation of ADSs after payment of any fees, charges, taxes or other governmental charges. Six months or more after the date of termination, the depositary may sell any remaining deposited securities by public or private sale. After that, the depositary will hold the money it received on the sale, as well as any other cash it is holding under the deposit agreement, for the pro rata benefit of the ADS holders that have not surrendered their ADSs. It will not invest the money and has no liability for interest. After such sale, the depositary’s only obligations will be to account for the money and other cash. After termination, we shall be discharged from all obligations under the deposit agreement except for our obligations to the depositary thereunder.

Books of Depositary

The depositary will maintain ADS holder records at its depositary office. You may inspect such records at such office during regular business hours but solely for the purpose of communicating with other holders in the interest of business matters relating to the Company, the ADRs and the deposit agreement.

The depositary will maintain facilities in the Borough of Manhattan, The City of New York to record and process the issuance, cancellation, combination, split-up and transfer of ADRs.

These facilities may be closed at any time or from time to time when such action is deemed necessary or advisable by the depositary in connection with the performance of its duties under the deposit agreement or at our reasonable written request.

Limitations on Obligations and Liability

Limits on our Obligations and the Obligations of the Depositary and the Custodian; Limits on Liability to Holders of ADSs

The deposit agreement expressly limits our obligations and the obligations of the depositary and the custodian. It also limits our liability and the liability of the depositary. The depositary and the custodian:

●	are only obligated to take the actions specifically set forth in the deposit agreement without gross negligence or willful misconduct;

●	are not liable if any of us or our respective controlling persons or agents are prevented or forbidden from, or subjected to any civil or criminal penalty or restraint on account of, or delayed in, doing or performing any act or thing required by the terms of the deposit agreement and any ADR, by reason of any provision of any present or future law or regulation of the United States or any state thereof, the Cayman Islands or any other country, or of any other governmental authority or regulatory authority or stock exchange, or on account of the possible criminal or civil penalties or restraint, or by reason of any provision, present or future, of our memorandum and articles of association or any provision of or governing any deposited securities, or by reason of any act of God or war or other circumstances beyond its control (including, without limitation, nationalization, expropriation, currency restrictions, work stoppage, strikes, civil unrest, revolutions, rebellions, explosions and computer failure);

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●	are not liable by reason of any exercise of, or failure to exercise, any discretion provided for in the deposit agreement or in our memorandum and articles of association or provisions of or governing deposited securities;

●	are not liable for any action or inaction of the depositary, the custodian or us or their or our respective controlling persons or agents in reliance upon the advice of or information from legal counsel, any person presenting Class A ordinary shares for deposit or any other person believed by it in good faith to be competent to give such advice or information;

●	are not liable for the inability of any holder of ADSs to benefit from any distribution on deposited securities that is not made available to holders of ADSs under the terms of the deposit agreement;

●	are not liable for any special, consequential, indirect or punitive damages for any breach of the terms of the deposit agreement, or otherwise;

●	may rely upon any documents we believe in good faith to be genuine and to have been signed or presented by the proper party;

●	disclaim any liability for any action or inaction of any of us or our respective controlling persons or agents in reliance upon the advice of or information from legal counsel, accountants, any person presenting Class A ordinary shares for deposit, holders and beneficial owners (or authorized representatives) of ADSs, or any person believed in good faith to be competent to give such advice or information; and

●	disclaim any liability for inability of any holder to benefit from any distribution, offering, right or other benefit made available to holders of deposited securities but not made available to holders of ADS.

The depositary and any of its agents also disclaim any liability (i) for any failure to carry out any instructions to vote, the manner in which any vote is cast or the effect of any vote or failure to determine that any distribution or action may be lawful or reasonably practicable or for allowing any rights to lapse in accordance with the provisions of the deposit agreement, (ii) the failure or timeliness of any notice from us, the content of any information submitted to it by us for distribution to you or for any inaccuracy of any translation thereof, (iii) any investment risk associated with the acquisition of an interest in the deposited securities, the validity or worth of the deposited securities, the credit-worthiness of any third party, (iv) for any tax consequences that may result from ownership of ADSs, Class A ordinary shares or deposited securities, or (v) for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the depositary or in connection with any matter arising wholly after the removal or resignation of the depositary, provided that in connection with the issue out of which such potential liability arises the depositary performed its obligations without gross negligence or willful misconduct while it acted as depositary.

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Jurisdiction and Arbitration

The laws of the State of New York govern the deposit agreement and the ADSs and we have agreed with the depositary that the federal or state courts in the City of New York shall have exclusive jurisdiction to hear and determine any dispute arising from or in connection with the deposit agreement and that the depositary will have the right to refer any claim or dispute arising from the relationship created by the deposit agreement to arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The arbitration provisions of the deposit agreement do not preclude you from pursuing claims under the Securities Act or the Exchange Act in federal courts.

Jury Trial Waiver

The deposit agreement provides that each party to the deposit agreement (including each holder, beneficial owner and holder of interest in the ADRs) irrevocably waives, to the fullest extent permitted by applicable law, any right it may have to trial by jury in any lawsuit or proceedings against us or the depositary arising out of or relating to our shares, the ADSs or the deposit agreement, including any claim under U.S. federal securities laws. If we or the depositary opposed a jury trial demand based on the waiver, the court would determine whether the waiver was enforceable based on the facts and circumstances of the case in accordance with the applicable law.

Requirements for Depositary Actions

Before the depositary will issue, deliver or register a transfer of an ADS, split-up, subdivide or combine ADSs, make a distribution on an ADS, or permit withdrawal of Class A ordinary shares, the depositary may require:

●	payment of stock transfer or other taxes or other governmental charges and transfer or registration fees charged by third parties for the transfer of any Class A ordinary shares or other deposited securities and payment of the applicable fees, expenses and charges of the depositary;

●	satisfactory proof of the identity and genuineness of any signature or any other matters contemplated in the deposit agreement; and

●	compliance with (A) any laws or governmental regulations relating to the execution and delivery of ADRs or ADSs or to the withdrawal or delivery of deposited securities and (B) such reasonable regulations and procedures as the depositary may establish, from time to time, consistent with the deposit agreement and applicable laws, including presentation of transfer documents.

The depositary may refuse to issue and deliver ADSs or register transfers of ADSs generally when the register of the depositary or our transfer books are closed or at any time if the depositary or we determine that it is necessary or advisable to do so.

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Your Right to Receive the Shares Underlying Your ADSs

You have the right to cancel your ADSs and withdraw the underlying Class A ordinary shares at any time except:

●	when temporary delays arise because: (1) the depositary has closed its transfer books or we have closed our transfer books; (2) the transfer of Class A ordinary shares is blocked to permit voting at a shareholders’ meeting; or (3) we are paying a dividend on our Class A ordinary shares;

●	when you owe money to pay fees, taxes and similar charges;

●	when it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to ADSs or to the withdrawal of Class A ordinary shares or other deposited securities, or

●	other circumstances specifically contemplated by Section I.A.(l) of the General Instructions to Form F-6 (as such General Instructions may be amended from time to time); or

●	for any other reason if the depositary or we determine, in good faith, that it is necessary or advisable to prohibit withdrawals.

The depositary shall not knowingly accept for deposit under the deposit agreement any Class A ordinary shares or other deposited securities required to be registered under the provisions of the Securities Act, unless a registration statement is in effect as to such Class A ordinary shares.

This right of withdrawal may not be limited by any other provision of the deposit agreement.

Direct Registration System

In the deposit agreement, all parties to the deposit agreement acknowledge that the DRS and Profile Modification System, or Profile, will apply to uncertificated ADSs upon acceptance thereof to DRS by DTC. DRS is the system administered by DTC pursuant to which the depositary may register the ownership of uncertificated ADSs, which ownership shall be evidenced by periodic statements issued by the depositary to the ADS holders entitled thereto. Profile is a required feature of DRS which allows a DTC participant, claiming to act on behalf of an ADS holder, to direct the depositary to register a transfer of those ADSs to DTC or its nominee and to deliver those ADSs to the DTC account of that DTC participant without receipt by the depositary of prior authorization from the ADS holder to register such transfer.

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DESCRIPTION OF PREFERRED SHARES

The particular terms of each issue or series of preferred shares will be described in the applicable prospectus supplement. This description will include, where applicable, a description of:

●	the title and nominal value of the preferred shares;

●	the number of preferred shares we are offering;

●	the liquidation preference per preferred share, if any;

●	the issue price per preferred share (or if applicable, the calculation formula of the issue price per preferred share);

●	whether preferential subscription rights will be issued to existing shareholders;

●	the dividend rate per preferred share, dividend period and payment dates and method of calculation for dividends;

●	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

●	our right, if any, to defer payment of dividends and the maximum length of any such deferral period;

●	the relative ranking and preferences of the preferred shares as to dividend rights (preferred dividend if any) and rights if we liquidate, dissolve or wind up the company;

●	the procedures for any auction and remarketing, if any;

●	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

●	any listing of the preferred shares on any securities exchange or market;

●	whether the preferred shares will be convertible into our Class A ordinary shares (including in the form of ADSs) or preferred shares of another category, and, if applicable, conditions of an automatic conversion into Class A ordinary shares (including in the form of ADSs), if any, the conversion period, the conversion price, or how such price will be calculated, and under what circumstances it may be adjusted;

●	voting rights, if any, of the preferred shares;

●	preemption rights, if any;

●	other restrictions on transfer, sale or assignment, if any;

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●	a discussion of any material or special Cayman Islands or United States federal income tax considerations applicable to the preferred shares;

●	any limitations on issuances of any class or series of preferred shares ranking senior to or on a parity with the series of preferred shares being issued as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

●	any rights attached to the preferred shares regarding the corporate governance of our company, which may include, for example representation rights to the board of directors; and

●	any other specific terms, rights, preferences, privileges, qualifications or restrictions of the preferred shares.

Our board of directors may cause us to issue from time to time, out of our authorized share capital (other than the authorized but unissued ordinary shares), series of preferred shares in their absolute discretion and without approval of the shareholders; provided, however, before any preferred shares of any such series are issued, our board of directors shall by resolution of directors determine, with respect to any series of preferred shares, the terms and rights of that series.

When we issue preferred shares under this prospectus and the applicable prospectus supplement, the shares will be fully paid and non-assessable and will not have, or be subject to, any pre-emptive or similar rights.

The issuance of preferred shares could adversely affect the voting power of holders of the ordinary shares and ADSs and reduce the likelihood that holders of the ordinary shares and ADSs will receive dividend payments and payments upon liquidation. The issuance could have the effect of decreasing the market price of our ADSs. The issuance of preferred shares also could have the effect of delaying, deterring or preventing a change in control of our company.

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DESCRIPTION OF WARRANTS

The following summary of certain provisions of warrants, which we may issue under this prospectus or the applicable prospectus supplement, does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the warrant agreement that will be filed with the SEC in connection with the offering of such warrants.

General

We may issue warrants to purchase Class A ordinary shares (including in the form of ADSs) and preferred shares. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:

●	the title of such warrants;

●	the aggregate number of such warrants;

●	the price or prices at which such warrants will be issued and exercised;

●	the currency or currencies in which the price of such warrants will be payable;

●	the securities purchasable upon exercise of such warrants;

●	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

●	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

●	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

●	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

●	information with respect to book-entry procedures, if any;

●	any material Cayman Islands or United States federal income tax consequences;

●	the antidilution provisions of the warrants, if any; and

●	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

Amendments and Supplements to Warrant Agreement

We and the warrant agent may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants.

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DESCRIPTION OF SUBSCRIPTION RIGHTS

The following summary of certain provisions of the subscription rights does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the certificate evidencing the subscription rights that will be filed with the SEC in connection with the offering of such subscription rights.

General

We may issue subscription rights to purchase Class A ordinary shares, including Class A ordinary shares represented by ADSs. Subscription rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the subscription rights. In connection with any subscription rights offering to our shareholders, we may enter into a standby underwriting arrangement with one or more underwriters pursuant to which such underwriters will purchase any offered securities remaining unsubscribed for after such subscription rights offering. In connection with a subscription rights offering to our shareholders, we will distribute certificates evidencing the subscription rights and a prospectus supplement to our shareholders on the record date that we set for receiving subscription rights in such subscription rights offering.

The applicable prospectus supplement will describe the following terms of subscription rights in respect of which this prospectus is being delivered:

●	the title of such subscription rights;

●	the securities for which such subscription rights are exercisable;

●	the exercise price for such subscription rights;

●	the number of such subscription rights issued to each shareholder;

●	the extent to which such subscription rights are transferable;

●	if applicable, a discussion of the material Cayman Islands or United States federal income tax considerations applicable to the issuance or exercise of such subscription rights;

●	the date on which the right to exercise such subscription rights shall commence, and the date on which such rights shall expire (subject to any extension);

●	the extent to which such subscription rights include an over-subscription privilege with respect to unsubscribed securities;

●	if applicable, the material terms of any standby underwriting or other purchase arrangement that we may enter into in connection with the subscription rights offering; and

●	any other terms of such subscription rights, including terms, procedures and limitations relating to the exchange and exercise of such subscription rights.

Exercise of Subscription Rights

Each subscription right will entitle the holder of the subscription right to purchase for cash such amount of securities at such exercise price as shall be set forth in, or be determinable as set forth in, the prospectus supplement relating to the subscription rights offered thereby. Subscription rights may be exercised at any time up to the close of business on the expiration date for such subscription rights set forth in the prospectus supplement. After the close of business on the expiration date, all unexercised subscription rights will become void.

Subscription rights may be exercised as set forth in the prospectus supplement relating to the subscription rights offered thereby. Upon receipt of payment and the subscription rights certificate properly completed and duly executed at the corporate trust office of the subscription rights agent or any other office indicated in the prospectus supplement, we will forward, as soon as practicable, the Class A ordinary shares purchasable upon such exercise. We may determine to offer any unsubscribed offered securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as set forth in the applicable prospectus supplement.

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DESCRIPTION OF UNITS

The following summary of certain provisions of the units does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the certificate evidencing the units that will be filed with the SEC in connection with the offering of such units.

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder, with the rights and obligations of a holder, of each security included in the unit. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date or upon the occurrence of a specified event or occurrence.

The applicable prospectus supplement will describe:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any unit agreement under which the units will be issued;

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

●	whether the units will be issued in fully registered or global form.

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ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We are incorporated in the Cayman Islands to take advantage of certain benefits associated with being a Cayman Islands exempted company, such as:

●	political and economic stability;

●	an effective judicial system;

●	a favorable tax system;

●	the absence of exchange control or currency restrictions; and

●	the availability of professional and support services.

However, certain disadvantages accompany incorporation in the Cayman Islands.

●	the Cayman Islands has a less developed body of securities laws as compared to the United States and these securities laws provide significantly less protection to investors as compared to the United States; and

●	Cayman Islands companies may not have standing to sue before the federal courts of the United States.

Our memorandum and articles of association does not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our officers, directors and shareholders, be arbitrated.

Substantially all of our current operations are conducted in China, and substantially all of our assets are located outside of the United States. All of our directors and executive officers are nationals or residents of jurisdictions other than the United States and all of their assets are located outside the United States. As a result, it may be difficult or impossible for a shareholder to effect service of process within the United States upon these individuals, or to bring an action against us or against these individuals in the United States, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States, in the event that you believe that your rights have been infringed under the securities laws of the United States or any state in the United States.

We have appointed Puglisi & Associates, located at 850 Library Avenue, Suite 204, Newark, Delaware 19711, as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.

Cayman Islands

Maples and Calder (Hong Kong) LLP, our counsel as to Cayman Islands law, has advised us that the courts of the Cayman Islands are unlikely (i) to recognize or enforce judgments of U.S. courts obtained against us or our directors or officers that are predicated upon the civil liability provisions of the federal securities laws of the United States or the securities laws of any state in the United States, and (ii) in original actions brought in the Cayman Islands to impose liabilities against us or our directors or officers that are predicated upon the federal securities laws of the United States or the securities laws of any state in the United States.

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Maples and Calder (Hong Kong) LLP has informed us that although there is no statutory recognition in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), the courts of the Cayman Islands will, at common law, recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without any re-examination of the merits of the underlying dispute based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the liquidated sum for which such judgment has been given, provided such judgment (i) is given by a foreign court of competent jurisdiction, (ii) imposes on the judgement debtor a liability to pay a liquidated sum for which the judgement has been given, (iii) is final and conclusive, (iv) is not in respect of taxes, a fine or a penalty; (v) is not inconsistent with a Cayman Islands judgment in respect of the same matter, and (vi) is not impeachable on the grounds of fraud and was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands. However, the Cayman Islands courts are unlikely to enforce a judgment obtained from the U.S. courts under civil liability provisions of the U.S. federal securities law if such judgment is determined by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

PRC

In the opinion of Han Kun Law Offices, our counsel as to certain PRC legal matters, there is uncertainty as to whether the courts of China would:

●	recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or

●	entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

Furthermore, in the opinion of Han Kun Law Offices, our counsel as to certain PRC legal matters, the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions. China does not have any treaties or other form of reciprocity with the United States or the Cayman Islands that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC law or national sovereignty, security, or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States or in the Cayman Islands. Under the PRC Civil Procedures Law, foreign shareholders may originate actions based on PRC law against a company in China for disputes if they can establish sufficient nexus to the PRC for a PRC court to have jurisdiction, and meet other procedural requirements, including, among others, the plaintiff must have a direct interest in the case, and there must be a concrete claim, a factual basis and a cause for the suit. It will be, however, difficult for U.S. shareholders to originate actions against us in the PRC in accordance with PRC laws because we are incorporated under the laws of the Cayman Islands and it will be difficult for U.S. shareholders, by virtue only of holding the ADSs or our ordinary shares, to establish a connection to the PRC for a PRC court to have jurisdiction as required under the PRC Civil Procedures Law.

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TAXATION

Material income tax consequences relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in the applicable prospectus supplement(s) relating to the offering of those securities. Cayman Islands tax considerations are discussed under “Item 10. Additional Information—E. Taxation” in the 2025 Form 20-F, which is incorporated by reference into this prospectus, and, to the extent such discussion constitutes statements of Cayman Islands law, it is the opinion of Maples and Calder (Hong Kong) LLP. PRC tax considerations are also discussed under “Item 10. Additional Information—E. Taxation” in our 2025 Form 20-F, which is incorporated by reference into this prospectus, and, to the extent such discussion constitutes statements of PRC law, it is the opinion of Han Kun Law Offices.

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PLAN OF DISTRIBUTION

We may sell or distribute the securities described in this prospectus from time to time in one or more of the following ways:

●	to or through underwriters or dealers;

●	directly to one or more purchasers;

●	through agents;

●	in “at-the-market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

●	through a combination of any of these methods of sale; or

●	through any other method permitted by applicable law and described in the applicable prospectus supplement.

The prospectus supplement with respect to the offered securities will describe the terms of the offering, including the following, if applicable:

●	the name or names of any underwriters or agents;

●	any public offering price;

●	the proceeds from such sale;

●	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	any discounts or concessions allowed or reallowed or paid to dealers; and

●	any securities exchanges on which the securities may be listed.

We may distribute the securities from time to time in one or more of the following ways:

●	at a fixed price or prices, which may be changed;

●	at prices relating to prevailing market prices at the time of sale;

●	at varying prices determined at the time of sale;

●	at negotiated prices; or

●	for no consideration.

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By Agents

We may designate agents who agree to use their reasonable efforts to solicit purchases for the period of their appointment or to sell securities on a continuing basis. Any agent involved will be named, and any commissions payable by us to such agent will be set forth, in the applicable prospectus supplement.

By Underwriters or Dealers

If we use underwriters for the sale of securities, they will acquire securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Unless otherwise stated in the applicable prospectus supplement, various conditions will apply to the underwriters’ obligation to purchase securities, and the underwriters will be obligated to purchase all of the securities contemplated in an offering if they purchase any of such securities. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. The underwriter or underwriters with respect to a particular underwritten offering of securities, or, if an underwriting syndicate is used, the managing underwriter or underwriters, will be set forth on the cover of the applicable prospectus supplement.

If we use dealers in the sale, unless we otherwise indicate in the applicable prospectus supplement, we will sell securities to the dealers as principals. The dealers may then resell the securities to the public at varying prices that the dealers may determine at the time of resale.

Direct Sales

We may also sell securities directly without using agents, underwriters, or dealers.

General Information

We may enter into agreements with underwriters, dealers and agents that entitle them to indemnification against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters, dealers or agents may be required to make. Underwriters, dealers and agents may be customers of, may engage in transactions with, or perform services for us or our subsidiaries in the ordinary course of business.

Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act, and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be treated as underwriting discounts and commissions under the Securities Act. Any underwriters, dealers or agents used in the offer or sale of securities will be identified and their compensation described in an applicable prospectus supplement.

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EXPENSES RELATED TO THE OFFERING

We will incur an SEC registration fee of US$13,810, and will also incur printing costs, legal fees and expenses, accounting fees and expenses, and other listing and qualifications fees in connection with the offering of securities. Expenses of any of the securities offered by this prospectus will be set forth in the applicable prospectus supplement(s) relating to the offering of those securities.

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LEGAL MATTERS

We have been represented by Skadden, Arps, Slate, Meagher & Flom LLP with respect to certain legal matters as to United States federal securities and New York State law. Maples and Calder (Hong Kong) LLP has advised us on certain legal matters as to Cayman Islands law including the issuance of the securities offered by this prospectus and Han Kun Law Offices has advised us on certain legal matters as to the law of mainland China.

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EXPERTS

The financial statements incorporated in this prospectus by reference from our annual report on Form 20-F for the year ended December 31, 2025, have been audited by WWC, P.C., an independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The offices of WWC, P.C. are located at 2010 Pioneer Court, San Mateo, CA 94403.

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WHERE YOU CAN FIND MORE INFORMATION

We are subject to the periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Under the Exchange Act, we are required to file reports and other information with the SEC. Specifically, we are required to file annually a Form 20-F within four months after the end of each fiscal year. All information filed with the SEC can be obtained over the internet at the SEC’s website at www.sec.gov. As a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of quarterly reports and proxy statements, our officers and directors are exempt from the short-swing rules contained in Section 16 of the Exchange Act, and our principal shareholders are exempt from the reporting and short-swing rules contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. You can also find information on our website https://viomi.com/. The information contained on our website is not a part of this prospectus.

This prospectus is part of a registration statement we have filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

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INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, or between information incorporated by reference into this prospectus from different documents, you should rely on the information contained in the document that was filed later.

We incorporate by reference the documents listed below:

●	our annual report on Form 20-F for the fiscal year ended December 31, 2025 filed with the SEC on April 22, 2026 (File No. 001-38649);

●	the description of our securities contained in our registration statement on Form 8-A filed with the SEC on September 11, 2018, and any amendment or report filed for the purpose of updating such description;

●	any future annual reports on Form 20-F filed with the SEC after the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus; and

●	any future periodic reports on Form 6-K that we furnish to the SEC after the date of this prospectus that are identified in such reports as being incorporated by reference in this prospectus.

Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

Viomi Technology Co., Ltd

Wansheng Square, Rm 1302 Tower C, Xingang East Road, Haizhu District

Guangzhou, Guangdong, 510220

People’s Republic of China

ir@viomi.com

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 8. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of directors and officers, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. The Registrant’s second amended and restated articles of association, adopted by a special resolution passed on August 23, 2018 and effective on September 24, 2018, provides that the Registrant shall indemnify and secure its directors and officers from and against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by the directors and officers, other than by reason of such person’s own dishonesty, willful default or fraud, in or about the conduct of the Registrant’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such person in defending (whether successfully or otherwise) any civil proceedings concerning the Registrant or its affairs in any court whether in the Cayman Islands or elsewhere.

Pursuant to the indemnification agreements, the form of which was filed as Exhibit 10.3 to the Registrant’s registration statement on Form F-1, as amended (File No. 333-227063), the Registrant has agreed to indemnify its directors and officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or officer.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

The Registrant also maintains a directors and officers liability insurance policy for its directors and officers.

ITEM 9. EXHIBITS

The exhibits to this registration statement are listed in the Index to Exhibits below.

ITEM 10. UNDERTAKINGS.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

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(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a) (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

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(5)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act, as amended, and will be governed by the final adjudication of such issue.

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INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit
1.1*	Form of Underwriting Agreement

3.1	Second Amended and Restated Memorandum and Articles of Association of the Registrant, effective September 24, 2018 (incorporated herein by reference to Exhibit 3.2 to the Form F-1 filed on August 28, 2018 (File No. 333-227063))

4.1	Registrant’s Specimen American Depositary Receipt (included in Exhibit 4.3)

4.2	Registrant’s Specimen Certificate for Class A Ordinary Shares (incorporated herein by reference to Exhibit 4.2 to the Form F-1/A filed on September 11, 2018 (File No. 333-227063))

4.3	Deposit Agreement, among the Registrant, the depositary and holder of the American Depositary Receipts dated September 24, 2018 (incorporated herein by reference to Exhibit 4.3 to the Form S-8 filed on March 22, 2019 (File No. 333-230431))

4.4*	Registrant’s Specimen Certificate for Preferred Shares

4.5*	Form of Warrant Agreement (including Warrant Certificate)

4.6*	Form of Subscription Right Agreement (including form of Right Certificate)

4.7*	Form of Unit Agreement (including form of Unit Certificate)

5.1†	Opinion of Maples and Calder (Hong Kong) LLP

8.1†	Opinion of Maples and Calder (Hong Kong) LLP regarding certain Cayman Islands tax matters (included in Exhibit 5.1)

8.2†	Opinion of Han Kun Law Offices regarding certain PRC tax matters

23.1†	Consent of WWC, P.C., an independent registered public accounting firm

23.2†	Consent of Maples and Calder (Hong Kong) LLP (included in Exhibit 5.1)

23.3†	Consent of Han Kun Law Offices

24.1†	Power of Attorney (included on signature page of Part II of this Registration Statement)

107†	Calculation of Filing Fee Table

*	To be filed by amendment or as an exhibit to a document to be incorporated by reference into this registration statement.

†	Filed with this registration statement on Form F-3.

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SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Guangzhou, China, on July 9, 2026.

Viomi Technology Co., Ltd

By:	/s/ Xiaoping Chen
Name:	Xiaoping Chen
Title:	Chairman of the Board of Directors and Chief Executive Officer

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POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mr. Xiaoping Chen, as his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement on Form F-3 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the United States Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as each such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	CAPACITY	DATE

/s/ Xiaoping Chen	Chairman and Chief Executive Officer	July 9, 2026
Xiaoping Chen	(Principal Executive Officer and Principal Financial Officer)

/s/ Qian Sun	Director	July 9, 2026
Qian Sun

/s/ Jinling Zhang	Independent Director	July 9, 2026
Jinling Zhang

/s/ Weijiang Wu	Independent Director	July 9, 2026
Weijiang Wu

/s/ Jun Li	Independent Director	July 9, 2026
Jun Li

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SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Viomi Technology Co., Ltd has signed this registration statement or amendment thereto in Newark, Delaware on July 9, 2026.

Authorized U.S. Representative

Puglisi & Associates

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Managing Director

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